Exhibit 10

                                REVOLVING CREDIT
                                       AND
                             REIMBURSEMENT AGREEMENT


                                  by and among


                         IVAX CORPORATION, as Borrower,

                   NORTON HEALTHCARE, LIMITED, as Co-Borrower

                                       and

                 the Lenders party hereto or referenced herein,

                                       and

                       NATIONSBANK, NATIONAL ASSOCIATION,
                    as Administrative and Documentation Agent
                                   and Lender

                                       and

                              BA SECURITIES, INC.,
                              as Syndication Agent


                                  May 14, 1996


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                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                              Definitions and Terms

1.01  Definitions...........................................................  2
1.02  Accounting Terms...................................................... 22

                                   ARTICLE II

                                    The Loans

2.01  Revolving Credit Facility............................................. 23
2.02  Payment of Interest................................................... 27
2.03  Payment of Principal.................................................. 28
2.04  Competitive Bid Loans................................................. 29
2.05  Notes................................................................. 33
2.06  Pro Rata Payments..................................................... 33
2.07  Reductions............................................................ 34
2.08  Decrease in Amounts................................................... 34
2.09  Conversions and Elections of Subsequent
      Interest Periods...................................................... 34
2.10  Unused Fee............................................................ 35
2.11  Deficiency Advances................................................... 35
2.12  Adjustments by Administrative Agent................................... 36
2.13  Use of Proceeds....................................................... 36
2.14  Extension of Revolving Credit Termination Date........................ 36
2.15  Swing Line............................................................ 37

                                   ARTICLE III

                                Letters of Credit

3.01  Letters of Credit..................................................... 39
3.02  Reimbursement......................................................... 40
3.03  Letter of Credit Fronting Fee......................................... 44
3.04  Administrative Fees and Reserves...................................... 44

                                   ARTICLE IV

                         Yield Protection and Illegality

4.01  Additional Costs...................................................... 45
4.02  Suspension of Loans................................................... 46
4.03  Illegality............................................................ 47
4.04  Compensation.......................................................... 47
4.05  Alternate Loan and Lender............................................. 48
4.06  Taxes................................................................. 48
4.07  Restricted Lender..................................................... 50
4.08  Funding............................................................... 50

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

                                    ARTICLE V                              PAGE

                                    ONE LOAN

5.01  One Loan.............................................................. 51
5.02  Guaranty.............................................................. 51

                                   ARTICLE VI

                     Conditions to Making Loans and Issuing
                                Letters of Credit

6.01  Conditions of Initial Advance and Issuance
      of Letters of Credit.................................................. 53
6.02  Conditions of Loans....................................................54

                                   ARTICLE VII

                         Representations and Warranties

7.01  Representations and Warranties........................................ 56

                                  ARTICLE VIII

                              Affirmative Covenants

8.01  Financial Reports, Etc................................................ 64
8.02  Maintain Properties................................................... 65
8.03  Existence, Qualification, Etc......................................... 65
8.04  Regulations and Taxes................................................. 66
8.05  Insurance.  .......................................................... 66
8.06  True Books............................................................ 66
8.07  Right of Inspection................................................... 66
8.08  Observe all Laws...................................................... 67
8.09  Covenants Extending to Subsidiaries................................... 67
8.10  Officer's Knowledge of Default........................................ 67
8.11  Suits or Other Proceedings............................................ 67
8.12  Notice of Discharge of Hazardous Material or
      Environmental Complaint.  ............................................ 67
8.13  Indemnification....................................................... 67
8.14  Further Assurances.................................................... 68
8.15  ERISA Requirement..................................................... 68
8.16  Continued Operations.................................................. 68
8.17  Use of Proceeds....................................................... 69
8.18  McGaw................................................................. 69
8.19  Significant Subsidiary................................................ 69

                                       ii

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                                   ARTICLE IX                              PAGE

                               Negative Covenants

9.01  Consolidated Tangible Net Worth...................................... 71
9.02  Consolidated Leverage Ratio.......................................... 71
9.03  Consolidated Fixed Charge Ratio...................................... 71
9.04  Indebtedness or Guaranteed Obligations............................... 71
9.05  Liens................................................................ 72
9.06  Transfer of Assets................................................... 73
9.07  Investments; Acquisitions............................................ 74
9.08  Merger or Consolidation.............................................. 75
9.09  Restricted Payments.................................................. 75
9.10  Change in Control.................................................... 75
9.11  Transactions with Affiliates......................................... 76
9.12  ERISA................................................................ 76
9.13  Fiscal Year.......................................................... 77
9.14  Dissolution, etc..................................................... 77
9.15  Rate Hedging Obligations............................................. 77

                                    ARTICLE X

                       Events of Default and Acceleration

10.01  Events of Default................................................... 78
10.02  Administrative Agent to Act......................................... 82
10.03  Cumulative Rights................................................... 83
10.04  No Waiver........................................................... 83
10.05  Default............................................................. 83
10.06  Allocation of Proceeds.............................................. 83

                                   ARTICLE XI

                                   The Agents

11.01  Appointment......................................................... 85
11.02  Attorneys-in-fact................................................... 85
11.03  Limitation on Liability............................................. 85
11.04  Reliance............................................................ 86
11.05  Notice of Default................................................... 86
11.06  No Representations.................................................. 86
11.07  Indemnification..................................................... 87
11.08  Lender.............................................................. 87
11.09  Resignation......................................................... 88
11.10  Sharing of Payments, etc............................................ 88
11.11  Administrative Fees................................................. 89

                                       iii

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                                   ARTICLE XII                             PAGE

                                  Miscellaneous

12.01  Assignments and Participations...................................... 90
12.02  Notices............................................................. 92
12.03  Setoff.............................................................. 93
12.04  Survival............................................................ 94
12.05  Expenses............................................................ 94
12.06  Amendments.......................................................... 95
12.07  Counterparts........................................................ 96
12.08  Waivers by Borrowers................................................ 96
12.09  Termination......................................................... 97
12.10  Governing Law....................................................... 97
12.11  Indemnification..................................................... 98
12.12  Headings and References.............................................100
12.13  Severability........................................................100
12.14  Entire Agreement....................................................100
12.15  Agreement Controls..................................................101
12.16  Usury Savings Clause................................................101
12.17  Confidentiality.....................................................101
12.18  Accounts Receivable.................................................102

EXHIBIT A      Commitments

EXHIBIT B      Form of Assignment and Acceptance
EXHIBIT C      Form of Appointment of Authorized Representative
EXHIBIT D      Form of Borrowing Notice
EXHIBIT E-1    Form of Competitive Bid Note
EXHIBIT E-2    Form of Revolving Note
EXHIBIT E-3    Form of Swing Note
EXHIBIT F      Form of Compliance Certificate
EXHIBIT G      Guaranty
EXHIBIT H      LC Account Agreement
EXHIBIT I      Form of Permitted Acquisition Certificate
EXHIBIT J      Form of Competitive Bid Quote Request
EXHIBIT K      Form of Competitive Bid Quote
EXHIBIT L      Form of Opinion of Counsel
EXHIBIT M      Form of NHL Opinion

Schedule 1.01     Guarantors
Schedule 7.01(d)  Significant Subsidiaries
Schedule 7.01(e)  Investments
Schedule 7.01(f)  Liabilities
Schedule 7.01(g)  Liens
Schedule 7.01(h)  Taxes
Schedule 7.01(i)  Material Agreements
Schedule 7.01(j)  Litigation
Schedule 7.01(m)  Patents, Etc.
Schedule 7.01(o)  Consents
Schedule 7.01(t)  Employment Matters
Schedule 9.04     Indebtedness

                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT

         THIS REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT, dated as of May 14, 1996 (the "Agreement"), is made by and among:

         IVAX CORPORATION, a Florida corporation having its principal place of business in Miami, Florida ("IVAX"); and

         NORTON HEALTHCARE, LIMITED, an organization formed under the laws of England having its principal place of business in Harlow, Essex, England ("NHL"; together with IVAX, the "Borrowers"); and

         NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America and having a principal place of business in Miami, Florida ("NationsBank"), and BANK OF AMERICA ILLINOIS, an Illinois state bank existing under the laws of the State of Illinois and having its principal place of business in Chicago, Illinois ("BofA") and each other lender that is a signatory hereto or which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.01 (hereinafter NationsBank, BofA and such other lenders may be referred to individually as a "Lender" or collectively as the "Lenders"); and

         NATIONSBANK, NATIONAL ASSOCIATION, in its capacity as the administrative and documentation agent for the Lenders (in such capacity, the "Administrative Agent") and BA SECURITIES, INC., in its capacity as syndication agent for the Lenders (the "Syndication Agent")(the Administrative Agent and the Syndication Agent being herein, in their role as agents, individually referred to as an "Agent" and collectively referred to as the "Agents");

                              W I T N E S S E T H:

         WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers a revolving credit facility of up to $425,000,000 which shall include thereunder the NHL borrowing facility of $75,000,000, a letter of credit facility of up to $20,000,000 and a swing line facility of up to $20,000,000, the proceeds of such loans to be used to repay existing indebtedness of IVAX to the Lenders, to redeem outstanding Senior Notes, to finance capital expenditures and certain acquisitions and for working capital needs; and

         WHEREAS, the Lenders are willing to make such facilities available to the Borrowers upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrowers, the Lenders and the Agents hereby agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

         1.01 DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Absolute Rate" shall have the meaning assigned to such term in Section 2.04(c)(ii)(C) hereof;

                  "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.04 hereof;

                  "Absolute Rate Loans" means the Competitive Bid Loans the interest rates on which are determined on the basis of Absolute Rates set at Absolute Rate Auctions;

                  "Advance" means a borrowing of Loans under this Agreement on any date consisting of the aggregate principal amount of such Loans;

                  "Advance Date Exchange Rate" means, with respect to a specified Advance or Loan of an Alternative Currency, the Spot Rate of Exchange as of the date two LIBOR Business Days preceding the date such Advance is originally made, PROVIDED that, if such Advance or Loan is continued for a subsequent Interest Period or converted pursuant to
         Section 2.09, the Advance Date Exchange Rate with respect to such Loan shall be the Spot Rate of Exchange two LIBOR Business Days preceding the effective date of the latest continuation or conversion of such Advance or Loan, and the Dollar Value of such Advance or Loan shall be adjusted as set forth in Section 2.01(b); PROVIDED, further, that in the case of a drawing under a Letter of Credit, the Spot Rate of Exchange shall be as of the date of such drawing;

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with either of the Borrowers; (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of either of the Borrowers; or (iii) 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by either of the Borrowers. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise;

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                  "Alternative Currency" means Pounds Sterling, Deutsche Marks, and, with the prior written consent of all Lenders and the Administrative Agent, any other lawful currency other than Dollars which is freely transferable and convertible into Dollars in the United States currency market; PROVIDED, HOWEVER, that an Alternative Currency shall only be available to the Borrowers if each Lender shall have access to such Alternative Currency on terms reasonably acceptable to such Lender;

                  "Alternative Currency Equivalent Amount" means, with respect to a specified Alternative Currency and a specified Dollar amount, the amount of such Alternative Currency into which such Dollar amount would be converted, based on the applicable Advance Date Exchange Rate;

                  "Alternative Currency LIBOR Rate" means, for the Interest Period for any Fixed Rate Loan of an Alternative Currency, the rate of interest per annum determined pursuant to the following formula:

          Alternative Currency         Base Rate            Applicable
              LIBOR Rate       = ----------------------- +    Margin
                                 1 - Reserve Requirement

                  "Alternative Currency Loan" means a Loan for which the rate of interest is determined by reference to the Alternative Currency LIBOR Rate;

                  "Applicable Commitment Percentage" means, for each Lender, with respect to the Obligations hereunder (each a type of "credit exposure"), including its Participations and its obligations hereunder to an Issuer or to NationsBank to acquire Participations, a fraction (expressed as a percentage), the numerator of which shall be the then amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Revolving Credit Commitment for each Lender as of the Closing Date is as set forth in EXHIBIT A attached hereto and incorporated herein by this reference; PROVIDED that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.01 hereof;

                  "Applicable Margin" means for each LIBOR Loan, Alternative Currency Loan, Swing Line Loan, Letter of Credit Fee and the unused fee that number of basis points per annum set forth below, based upon the Consolidated Leverage Ratio for the four-quarter period most recently ended as specified below:

                                                 LETTER OF             UNUSED
         RATIO                               CREDIT AND LOANS            FEE
         -----                               ----------------          ------

a)       Less than 1.00 to 1.00                     35                  12.5

b)       Equal to or greater than
         1.00 to 1.00 but less than
         2.00 to 1.00
                                                    45                  15

c)       Equal to or greater than 2.00
         to 1.00 but less than 3.00
         to 1.00                                    55                  17

d)       Equal to or greater than 3.00
         to 1.00 (subject in all events
         to Section 9.02 hereof)                    70                  20

         The Applicable Margin shall be established at the end of each fiscal quarter of IVAX (the "Ratio Determination Date"). Any change in the Applicable Margin following each Ratio Determination Date shall be determined based upon the computations set forth in a Compliance Certificate delivered to the Administrative Agent pursuant to Section 8.01(a) and (b), subject to review and approval of such computations by the Administrative Agent, and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate is required to be delivered) until the day following the date on which a new Compliance Certificate is delivered or is required to be delivered, whichever shall first occur; PROVIDED however, if the Borrowers shall fail to deliver any such certificate within the applicable period set forth in Section 8.01(a) or (b), as the case may be, then the Applicable Margin shall be 2% until the appropriate certificate is so delivered. From the Closing Date to the first Ratio Determination Date, the Applicable Margin shall be 45 basis points for LIBOR Loans, Alternative Currency Loans, Swing Line Loans and Letters of Credit and the unused fee shall be 15 basis points.

                  "Applicable Rate" means the Alternative Currency LIBOR Rate applicable to any Alternative Currency.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit executed by the Borrowers from time to time and delivered to the Issuer to support the issuance of Letters of Credit;

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of EXHIBIT B (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.01;

                  "Authorized Representative" means any of the Presidents, Executive Vice Presidents, Chief Operating Officers or Vice Presidents or Secretaries of the Borrowers or, with respect to financial matters, the Treasurers or chief financial officers of the Borrowers or any other person expressly designated by the Boards of Directors of the Borrowers (or the appropriate committee thereof) as an Authorized Representative of the Borrowers, as set forth from time to time in a certificate in the form attached hereto as EXHIBIT C;

                  "Available Revolving Credit Commitment" means (i) until the Senior Notes are paid in full and the Company's obligations thereunder are extinguished, $337,000,000 and (ii) thereafter, $425,000,000;

                  "Base Rate" means, with respect to a LIBOR Loan and Alternative Currency Loan for the Interest Period applicable thereto,the average (rounded upward to the nearest one-hundredth (1/100th) of one percent) per annum rate of interest determined by the office of the Administrative Agent (each such determination to be conclusive and binding) as of two LIBOR Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars or an Alternative Currency, as the case may be, are being, have been, or would be offered or quoted by the Administrative Agent to major banks in the applicable interbank market for Eurodollar deposits or deposits of such Alternative Currency, as the case may be, at any time during the LIBOR Business Day which is the second LIBOR Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the LIBOR Loan and Alternative Currency Loan. If no such offers or quotes are generally available for such amount, the Administrative Agent shall be entitled to determine the Base Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available;

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in the form attached hereto as EXHIBIT D;

                  "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the States of Florida, New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed;

                  "Capital Leases" means all leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof;

                  "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agents and on which the conditions set forth in Section 6.01 hereof have been satisfied;

                  "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder;

                  "Competitive Bid Borrowing" shall have the meaning assigned to such term in Section 2.04(b) hereof;

                  "Competitive Bid Loans" means the Loans provided for by
         Section 2.04 hereof;

                  "Competitive Bid Notes" means the promissory notes substantially in the form of EXHIBIT E-1;

                  "Competitive Bid Quote" means an offer in accordance with
         Section 2.04(c) hereof by a Lender to make a Competitive Bid Loan with one single specified interest rate;

                  "Competitive Bid Quote Request" shall have the meaning assigned to such term in Section 2.04(b) hereof;

                  "Compliance Certificate" a certificate delivered at the end of each fiscal quarter of IVAX in the form of EXHIBIT F;

                  "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited and interim unaudited financial statements, as the case may be, of IVAX referred to in Section 7.01(f)(i) hereof;

                  "Consolidating Balance Sheet" means with respect to NHL and its Subsidiaries the consolidating balance sheets, which (i) in the case of a quarterly consolidating balance sheet, may not contain eliminations of intercompany items and may be subject to normal year end adjustments, and (ii) in the case of an annual balance sheet, intercompany items shall be eliminated and normal year end adjustments shall have been made;

                  "Consolidated Capital Expenditures" means for any period the sum of (without duplication) (i) all expenditures for items that are classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of IVAX and its Subsidiaries, plus (ii) the amount of any Capital Leases entered into by IVAX and its Subsidiaries during such period, excluding, however, the amount of any capital expenditures paid for with the proceeds of casualty insurance, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated EBITDA" means, with respect to IVAX and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense during such period, plus (iii) provision for taxes on income during such period, plus (iv) amortization during such period, plus (vi) without duplication, any depreciation during such period, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Fixed Charge Ratio" means, with respect to IVAX and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated EBITDA minus Consolidated Capital Expenditures to (b) Consolidated Fixed Charges;

                  "Consolidated Fixed Charges" means, with respect to IVAX and its Subsidiaries, for the periods indicated, the sum of, without duplication, (i) Consolidated Interest Expense, (ii) dividends and other shareholder distributions during such period and (iii) the current portion of Consolidated Funded Indebtedness (less "Loans Payables" as shown on the consolidated balance sheet of IVAX and its Subsidiaries);

                  "Consolidated Funded Indebtedness" means, with respect to any period of computation thereof, Indebtedness of IVAX and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis but excluding (i) any Indebtedness incurred pursuant to the Receivables Program, and (ii) Guaranteed Obligations of IVAX permitted pursuant to Section 9.04;

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the "interest expense" of IVAX and its Subsidiaries, as reflected on the consolidated statement of operations of IVAX and its Subsidiaries, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Leverage Ratio" means the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA;

                  "Consolidated Net Income" means, for any period of computation thereof, the net income of IVAX and its Subsidiaries as reflected on the consolidated statement of operations of IVAX and its Subsidiaries, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets not in the ordinary course of business,
         (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of IVAX or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset to the extent such write-up is included in income, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Shareholders' Equity" means at any time as of which the amount thereof is to be determined, the sum of all items which are reflected in the "Stockholders' Equity" section in the consolidated balance sheet of IVAX and its Subsidiaries, as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Tangible Net Worth" means at any time as of which the amount thereof is to be determined, Consolidated Shareholders' Equity MINUS the book value of all assets which would be treated as intangible assets under Generally Accepted Accounting Principles and which are reflected as "Costs in excess of net assets of acquired companies, net" and "Patents, trademarks, licenses and other intangible assets, net" on the consolidated balance sheet of IVAX and its Subsidiaries, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, unamortized debt discount and expense, consignment inventory rights, patents, trademarks, trade names, copyrights, franchises and licenses;

                  "Cost of Acquisition" means the sum of the cash portion of the purchase price, as reflected in any definitive agreement to acquire all or any portion of the stock or all or any portion of the assets of any Person plus, without duplication, any Indebtedness assumed by IVAX or its Subsidiaries in connection with such acquisition;

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

                  "Default Rate" means (i) with respect to each Fixed Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) plus the Fixed Rate applicable to such Loan, and thereafter a rate of interest per annum which shall be two percent (2%) plus the Floating Rate, (ii) with respect to Floating Rate Loans, a rate of interest per annum which shall be two percent (2%) plus the Floating Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower;

                  "Deutsche Mark" means the lawful currency of the Federal Republic of Germany;

                  "Dollar Equivalent Amount" means, with respect to a specified Alternative Currency amount, the amount of Dollars into which an Alternative Currency amount would be converted, based on the applicable Advance Date Exchange Rate;

                  "Dollar Value" of an Advance or a Loan in an Alternative Currency means the Dollar Equivalent Amount of the principal amount of such Advance or Loan with respect to such Advance or Loan, as recorded in the Administrative Agent's records pursuant to Section 2.01(b);

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Administrative
         Agent:

                       (a)   Government Securities;

                       (b) the following debt securities of the following agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

                               (i) all direct or fully guaranteed obligations of the United States Treasury; and

                               (ii)  mortgage-backed securities and
                       participation certificates guaranteed by the Government National Mortgage Association;

                       (c) the following obligations of the following agencies or instrumentalities of the United States of America:

                               (i)   participation certificates and debt
                       obligations of the Federal Home Loan Mortgage
                       Corporation;

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
                               (ii)  consolidated debt obligations, and
                        obligations secured by a letter of credit, of the Federal Home Loan Banks; and

                               (iii) debt obligations and mortgage-backed
                        securities of the Federal National Mortgage Association which have not had the interest portion thereof severed therefrom;

                        (d) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                        (e) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated A-3 or better by S&P or A or better by Moody's;

                        (f)  Repurchase Agreements

                        (g)  Pre-Refunded Municipal Obligations;

                        (h) shares of mutual funds which invest in obligations described in paragraphs (a) through (g) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                        (i)  asset-backed remarketed certificates of
                  participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's;

                        (j)  U.K. Gilts; and

                        (k) other foreign securities mutually agreed to by the Borrowers and the Administrative Agent.

                  Obligations listed in paragraphs (a), (b) and (c) above which are in book-entry form must be held in a trust account with the Federal Reserve Bank or with a clearing corporation or chain of clearing corporations which has an account with the Federal Reserve Bank;

                  "Environmental Laws" means, collectively, the
         Comprehensive Environmental Response, Compensation and
         Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material;

                  "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date;

                  "Event of Default" means any of the occurrences set forth as such in Section 10.01 hereof;

                  "Federal Funds Effective Rate" for any day, as used herein, means the rate per annum (rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced;

                  "Fiscal Year" means the 12 month period of each of the Borrowers ending on December 31 of each calendar year and commencing on January 1 of each calendar year;

                  "Fixed Rate" means a fixed rate for a fixed period of time;

                  "Fixed Rate Loan" means any Loan or Advance which shall bear interest at a Fixed Rate;

                  "Floating Rate" means the greater of (i) the Prime Rate or
         (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%), each change in the Floating Rate to be effective as of the effective date of any change in the Prime Rate or the Federal Funds Effective Rate giving rise thereto;

                  "Floating Rate Loan" means a Loan in Dollars for which the rate of interest is determined by reference to the Floating Rate;

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning any pension, retirement, healthcare, death, disability or other employee benefit plan;

                  "Four-Quarter Period" means a period of four full consecutive quarter annual periods, taken together as one accounting period;

                  "Funding Bank" means any banking institution approved by the Administrative Agent located within a country which country's currency has been approved by the Lenders as an Alternative Currency;

                  "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America or the United Kingdom;

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign;

                  "Guaranteed Obligations" of any Person means (i) all guaranties (including guaranties of guaranties and guaranties of dividends and other monetary obligations), endorsements (other than negotiable instruments for collection), assumptions and other obligations with respect to, or to purchase or to otherwise pay or acquire, Indebtedness of others including, without duplication, reimbursement obligations under applications for letters of credit;
         (ii) monetary obligations under leases and other contracts incurred by another Person (other than a wholly-owned Subsidiary of the Borrowers) and subsequently assumed by the Person in question; (iii) all obligations to advance or supply funds in any manner (a) for the purchase or payment of Indebtedness of another Person, or (b) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of another Person and (iv) any request for payment under any performance bond or indemnity agreement by the beneficiary thereof;

                  "Guarantors" means collectively (a) the Significant Subsidiaries of IVAX and the NHL Guarantors, which on the Closing Date are those Subsidiaries listed on SCHEDULE 1.01 and (b) each additional Subsidiary designated from time to time by IVAX as a Guarantor;

                  "Guaranty" means each Guaranty and Suretyship Agreement of a Guarantor of even date herewith in the form of EXHIBIT G in favor of the Administrative Agent, for the benefit of itself and the Lenders, as the same may be amended, modified or supplemented;

                  "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law;

                  "Indebtedness" means with respect to any Person, without duplication, the sum of all items which would be classified as "Current portion of long-term debt", "Loans payable" and "Long-term debt, net of current portion" on the consolidated balance sheet of IVAX and its Subsidiaries (excluding, however, any liability under the Receivables Program), all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Interest Period" means:

                  (a) with respect to each LIBOR Loan and Alternative Currency Loan a period commencing on the date such LIBOR Loan and Alternative Currency Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such LIBOR Loan and Alternative Currency Loan, and ending, at the applicable Borrower's option, on the date one, two, three or six months thereafter as notified to the Administrative Agent by the Authorized Representative of such Borrower three (3) LIBOR Business Days prior to the beginning of such Interest Period in the case of a LIBOR Loan and four (4) LIBOR Business Days prior to the beginning of such Interest Period in the case of a Loan in an Alternative Currency; and

                  (b) with respect to any Absolute Rate Loan, the period commencing on the date such Absolute Rate Loan is made and ending on any Business Day up to 180 days thereafter, as IVAX may select as provided in Section 2.04(b).

         Notwithstanding the foregoing: (i) if any Interest Period for any Competitive Bid Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date; (ii) if any Interest Period for any LIBOR Loan or Alternative Currency Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date; (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a LIBOR Loan or Alternative Currency Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iv) any Interest Period which begins on the last Business Day of a calendar month (or on a day on which there is no corresponding date in the last month of the Interest Period) shall end on the last Business Day of the subsequent month; (v) notwithstanding clauses (i), (ii), (iii) and (iv) above, no Interest Period for any Fixed Rate Loan (other than an Absolute Rate Loan) shall have a duration of less than one month (in the case of a LIBOR Loan) and, if the Interest Period for any Fixed Rate Loan (other than an Absolute Rate Loan) would otherwise be a shorter period, such Loan shall not be available hereunder for such period; and (vi) there shall be no more than twelve (12) Interest Periods in effect on any day;

                  "Issuer" means NationsBank as the issuer of one or more Letters of Credit as provided in Section 3.01 hereof;

                  "LC Account Agreement" means the LC Account Agreement dated as of the date of initial issuance of a Letter of Credit between a Borrower and an Issuer, as amended or modified from time to time, in the form of EXHIBIT H attached hereto or such other form as shall be acceptable to such Issuer;

                  "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Administrative Agent as the office by which its Loans are to be made and maintained;

                  "Letter of Credit" means a standby letter of credit issued by the Issuer pursuant to Article III of this Agreement for the account of either of the Borrowers in favor of a Person advancing credit or securing an obligation on behalf of such Borrower or its Subsidiaries;

                  "Letter of Credit Commitment" means with respect to each Lender, the obligation of such Lender to acquire Participations in Letters of Credit up to an aggregate stated amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Letter of Credit Facility" means the facility described in
         Article III hereof providing for the issuance by the Issuer for the account of either of the Borrowers of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment;

                  "LIBOR Business Day" means a Business Day on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement in London, England and New York, New York;

                  "LIBOR Loan" means a Loan in Dollars for which the rate of interest is determined by reference to the LIBOR Rate;

                  "LIBOR Rate" means, for the Interest Period for any LIBOR Loan, the rate of interest per annum determined pursuant to the following formula:

                                       BASE RATE            Applicable
                  LIBOR Rate =  -----------------------  +    Margin
                                1 - Reserve Requirement

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, each Borrower and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

                  "Loan" or "Loans" means any of the Fixed Rate Loans or Floating Rate Loans or Competitive Bid Loans or Swing Line Loans;

                  "Loan Documents" means this Agreement, the Notes, the Guaranties, the Guaranty Agreement of IVAX, Applications and Agreements for Letters of Credit, the LC Account Agreement, the Pledge Agreement and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of any Lender or the Administrative Agent in connection with the Loans or the Letters of Credit made, issued or created under this Agreement as the same may be amended, modified or supplemented from the time to time;

                  "McGaw" means McGaw, Inc., a corporation organized and existing under the laws of the State of Delaware, all of the issued and outstanding capital stock of which is owned by IVAX;

                  "Moody's" means Moody's Investors Service, Inc., a Delaware corporation;

                  "Multi-employer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in Section 4001(a)(3) of ERISA;

                  "NHL Guarantors" means IVAX and each Subsidiary of NHL which has assets that represent more than 10% of the consolidated total assets of NHL and its Subsidiaries;

                  "NHL Sublimit" means $75,000,000;

                  "Notes" means, collectively, the Competitive Bid Notes, the Swing Note and the Revolving Notes of the Borrowers evidencing Loans, executed and delivered to the Lenders as provided in Section 2.05 hereof, with appropriate insertions as to amounts, dates and names of Lenders;

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrowers with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations, (iii) all liabilities of Borrowers to any Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrowers to the Lenders, the Administrative Agent or the Agents hereunder, under any one or more of the other Loan Documents or with respect to the Loans;

                  "Outstanding Letters of Credit" means all undrawn amounts, and in the case of Letters of Credit issued in an Alternative Currency the Dollar Equivalent Amount thereof, of Letters of Credit plus Reimbursement Obligations;

                  "Participation" means, with respect to any Lender (i) (other than the Issuer of a particular Letter of Credit), the extension of credit represented by the participation of such Lender hereunder in the liability of an Issuer in respect of a Letter of Credit issued by such Issuer in accordance with the terms hereof or (ii) (other than NationsBank), the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made by NationsBank in accordance with the terms hereof;

                  "Permitted Acquisition" means an acquisition of a Person or the assets of a Person which Person is engaged in the same general line of business of IVAX or its Subsidiaries, or those lines of business related to the health care industry or personal care industry if the governing board or shareholders of such Person does not oppose such Acquisition and if the Cost of Acquisition exceeds $75,000,000 IVAX shall have furnished to the Administrative Agent a certificate in the form of EXHIBIT I containing information required therein for IVAX and the Person or assets to be acquired on a historical pro forma basis as at the most recent date for which a certificate has been delivered to the Administrative Agent under Section 8.01 hereof, demonstrating that after giving effect to such acquisition no Default or Event of Default exists or would exist hereunder;

                  "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

                  "Personal Care Product Group" means the reporting group, as reflected in the consolidating financial statements of IVAX under the caption "Personal Care Products Division";

                  "Pledge Agreement" means the Pledge Agreement of even date herewith from IVAX to the Administrative Agent, for the benefit of the Lenders, pursuant to which IVAX has pledged to the Administrative Agent as security for the Obligations all of the issued and outstanding capital stock of McGaw;

                  "Pounds Sterling" means the lawful currency of the United Kingdom;

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants;

                  "Prime Rate" means the rate of interest per annum announced publicly by the Administrative Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Administrative Agent;

                  "Principal Office" means the office of the Administrative Agent at Independence Center, 15th Floor, Charlotte, North Carolina 28255, Attention: Corporate Credit Support or such other office and address as the Administrative Agent may from time to time designate;

                  "Rate Hedging Obligations" means any and all obligations of the Borrowers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

                  "Receivables Program" means a securitization program of IVAX and its Subsidiaries yielding net proceeds of up to $75,000,000 (minimum advance rate 80%);

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

                  "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including with respect to "highly leveraged transactions," whether or not having the force of law and whether or not failure to comply therewith would be unlawful;

                  "Reimbursement Obligation" shall mean at any time, the obligation of the applicable Borrower with respect to any Letter of Credit to reimburse an Issuer and the Lenders to the extent of their respective Participations (including by the receipt by an Issuer of proceeds of Loans pursuant to Section 3.02) for amounts theretofore paid by an Issuer pursuant to a drawing under such Letter of Credit;

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's;

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "CREDIT EXPOSURE" of each Lender shall be equal to the aggregate principal amount of the Loans without regard to any Competitive Bid Loans or Swing Line Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment plus the amount of such Lender's Applicable Commitment Percentage of Outstanding Letters of Credit; provided that, if any Lender shall have failed to pay to an Issuer its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit, Reimbursement Obligations and the Letter of Credit Commitment shall be deemed to be held by the Issuer of such Letter of Credit for purposes of this definition;

                  "Reserve Requirement" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board or other applicable banking regulator, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of a Fixed Rate Loan is determined), whether or not the applicable Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. A Fixed Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The Fixed Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement;

                  "Revolving Credit Advance Account" means an account on the books of the Administrative Agent in which

                       (i) each Advance by the Administrative Agent pursuant to Section 2.01 shall be debited thereto by recording therein on the date of such Advance a debit entry in the amount of such Advance; and

                      (ii) each payment made to the Administrative Agent for credit to the Revolving Credit Advance Account shall be credited thereto by recording therein on the date paid to the Administrative Agent a credit entry in the amount of such payment;

                  "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's percentage as set forth on EXHIBIT A hereto of the Total Revolving Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Revolving Credit Debit Balance" means an amount equal to the excess, if any, of all debit entries over all credit entries required to be recorded in the Revolving Credit Advance Account up to and including the date of computation;

                  "Revolving Credit Facility" means the facility described in
         Article II hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of Total Revolving Credit Commitment less the aggregate amount of Outstanding Letters of Credit, the aggregate amount of outstanding Competitive Bid Loans and the aggregate amount of outstanding Swing Line Loans;

                  "Revolving Credit Termination Date" means (i) May 14, 2001 or
         (ii) such earlier date of termination of Lenders' obligations pursuant to Section 10.01 upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily permanently terminate the Revolving Credit Facility by payment in full of all Obligations (including the discharge of all Obligations of the Lenders with respect to Letters of Credit and Participations and Competitive Bid Loans and Swing Line Loans) or (iv) such later date as the Borrowers and the Lenders shall agree in writing pursuant to Section 2.14 hereof;

                  "Revolving Notes" shall mean the promissory notes substantially in the form of EXHIBIT E-2;

                  "S&P" means Standard & Poor's Rating Division of McGraw Hill Corporation, Inc., a New York corporation;

                  "Senior Notes" means the 10 3/8% Senior Notes due 1999 of McGaw in the original principal amount of $93,000,000;

                  "Significant Subsidiaries" means (a) in the case of IVAX, each Subsidiary of IVAX which is an entity organized within the United States, and (i) represents more than 10% of the consolidated total assets of IVAX and its Subsidiaries or (ii) contributes more than 10% of the Consolidated Net Income of IVAX and its Subsidiaries such determination to be made at the end of each Fiscal Year of the Borrower, and (b) in the case of NHL, each Subsidiary of NHL which represents more than 10% of the consolidated total assets of NHL and its Subsidiaries;

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which either of the Borrower or any Subsidiary of such Borrower is an "employer" as described in Section 4001(b) of ERISA, which is not a Multi-employer Plan;

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                       (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Guaranteed Obligations; and

                      (ii) it is then able and expects to be able to pay its debts as they mature; and

                     (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted;

                  "Specialty Chemicals Group" means the reporting group as reflected in the consolidating financial statements of IVAX under the caption "Chemical Division";

                  "Spot Rate of Exchange" means, (i) in determining the Dollar Equivalent Amount of a specified Alternative Currency amount as of any date, the spot exchange rate determined by the Administrative Agent in accordance with its usual procedures for the purchase by the Administrative Agent of Dollars with such Alternative Currency at approximately 10:00 A.M., Charlotte, North Carolina time on the Business Day that is two (2) LIBOR Business Days prior to such date, and (ii) in determining the Alternative Currency Equivalent Amount of a specified Dollar amount on any date, the spot exchange rate determined by the Administrative Agent in accordance with its usual procedures for the purchase by the Administrative Agent of such Alternative Currency with Dollars at approximately 10:00 A.M., Charlotte, North Carolina time on the LIBOR

         Business Day that is two (2) LIBOR Business Days prior to such date;

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by either of the Borrowers and/or by one or more of such Borrower's Subsidiaries;

                  "Swap Agreement" means one or more agreements with respect to Indebtedness evidenced by the Notes between either Borrower and another Person, on terms mutually acceptable to such Borrower and such Person, which agreements create Rate Hedging Obligations;

                  "Swing Line" means the revolving line of credit established by NationsBank pursuant to Section 2.15;

                  "Swing Line Loans" means Loans made by NationsBank to the Borrowers pursuant to Section 2.15;

                  "Swing Note" means the promissory note substantially in the form of EXHIBIT E-3;

                  "Syndicated Loans" shall mean the Loans which are not Competitive Bid Loans or Swing Line Loans;

                  "Total Letter of Credit Commitment" means an amount not to exceed $20,000,000;

                  "Total Revolving Credit Commitment" means $425,000,000.

         1.02 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, if any change in Generally Accepted Accounting Principles in effect on the Closing Date shall result in a change in any calculation required to determine compliance with any provision contained in this Agreement, the Borrowers and the Required Lenders will amend such provision in a manner to reflect such change such that the determination of compliance with such provision shall yield the same result as would have obtained prior to such change in Generally Accepted Accounting Principles. Until an amendment is entered into covenants shall be calculated in accordance with Generally Accepted Accounting Principles as in effect immediately preceding such change.

                                   ARTICLE II

                                    THE LOANS

        2.01  REVOLVING CREDIT FACILITY

        (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances in Dollars or an Alternative Currency (as specified in the respective Borrowing Notice) to IVAX or NHL, as the case may be, as specified in the Borrowing Notice, from time to time from the Closing Date until the Revolving Credit Termination Date, on a pro rata basis as to the total borrowing requested by such Borrower on any day determined by its Applicable Commitment Percentage, up to but not exceeding a Dollar Value equal to the Revolving Credit Commitment of such Lender, PROVIDED, however, that the Lenders will not be required and shall have no obligation to make any Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if maturity of the Notes has been accelerated as a result of an Event of Default; PROVIDED further, however, that immediately after giving effect to each Advance, the Dollar Value of outstanding Loans plus the amount of all Outstanding Letters of Credit shall not exceed the Available Revolving Credit Commitment and PROVIDED further that no Advance shall be made to NHL if, immediately after giving effect to such Advance, NHL's Loans plus the amount of the outstanding Letters of Credit of NHL exceed the NHL Sublimit. Within such limits, the Borrowers may borrow, repay and reborrow hereunder, on a Business Day in the case of a Floating Rate Loan and on a LIBOR Business Day in the case of a Fixed Rate Loan, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; PROVIDED, however, that (x) no Fixed Rate Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Termination Date and (y) each Fixed Rate Loan may, subject to the provisions of Section 2.09, be repaid only on the last day of the Interest Period with respect thereto.

        (b) AMOUNTS, ADVANCES AND RATE SELECTION. (i) Each request for an Advance of an Alternative Currency under a Borrowing Notice shall constitute such Borrower's request for a Loan of the Dollar Value of the amount of the Alternative Currency specified in such Borrowing Notice and for such Loan to be made available by the Lenders to such Borrower in the Alternative Currency Equivalent Amount of such Dollar Value (determined based on the Advance Date Exchange Rate applicable to such Advance). The principal amount outstanding on any Loan shall be recorded in the Administrative Agent's records in Dollars (in the case of an Advance of an Alternative Currency as if the Loan had initially been made in Dollars), based on the amount of such Advance in the case of any LIBOR Loan Advance or Floating Rate Loan Advance and on the Dollar Value of the initial Advance in the case of an Alternative Currency Loan Advance, as reduced from time to time by the Dollar Equivalent Amount (based on the Advance Date Exchange Rate applicable to such

Advance) of any principal payments with respect to such Advance. In the event a Fixed Rate Loan of an Alternative Currency is continued, such election to continue the Fixed Rate Loan shall be treated as an Advance and the Administrative Agent shall notify the applicable Borrower and the Lenders of the Advance Date Exchange Rate, Interest Period and the Alternative Currency LIBOR Rate for such continued Alternative Currency Loan. The Lenders shall each be deemed to have made an Advance to such Borrower of its Applicable Commitment Percentage of such Alternative Currency Loan and the Administrative Agent shall apply the Advance Date Exchange Rate for such new Interest Period to such continued Alternative Currency Equivalent Amount to determine the new Dollar Value of such Alternative Currency Loan and shall adjust its books and the Revolving Credit Debit Balance accordingly. In the event that such adjustment with respect to a continued Loan would cause the total Dollar Value of outstanding Loans plus Outstanding Letters of Credit to exceed the Available Revolving Credit Commitment or the NHL Sublimit, the Borrowers shall, immediately on the effective date of such continuation, repay (a "Rate Adjustment Payment") the portion of such converted Alternative Currency Loan (applying the new Advance Date Exchange Rate) necessary to ensure that the total Dollar Value of all outstanding Loans plus Outstanding Letters of Credit does not exceed the Available Revolving Credit Commitment, and, in the case of NHL, the NHL Sublimit, PROVIDED FURTHER that the Borrowers shall not be required to pay any additional compensation pursuant to Section 4.04(a) with respect to a prepayment of a Loan required by this sentence if such prepayment is made immediately on the effective date of the continuation giving rise to such prepayment. For the purposes of determining the maximum amount of Loans plus Outstanding Letters of Credit that may be outstanding hereunder, it is intended by the parties that all Loans shall be the functional equivalent of Loans made and repaid (based on the applicable Advance Date Exchange Rate for each Advance) in Dollars. It is recognized that one or more Lenders may elect to record Loans or Advances in Alternative Currencies. The Administrative Agent shall maintain records sufficient to identify at any time, (i) the Advance Date Exchange Rate with respect to each Advance, and (ii) the portion of the Revolving Credit Debit Balance attributable to each Advance. There shall be no more than four (4) Loans of an Alternative Currency outstanding at any one time.

        (ii) The aggregate unpaid amount (including with respect to Loans of Alternative Currencies, the total Dollar Value) of the Loans plus Outstanding Letters of Credit shall not exceed at any time an amount equal to the Available Revolving Credit Commitment. Each Loan and each conversion under Section 2.09 shall be (A) in the case of Loans in Dollars, in an amount not less than $1,000,000 and in integral multiples of $1,000,000, and (B) in the case of Alternative Currencies in an amount not less than $1,000,000 (or the equivalent thereof in any Alternative Currency), and, if greater, an integral multiple of $1,000,000 (or the equivalent thereof in any Alternative Currency).

        (iii) An Authorized Officer shall give the Administrative Agent (A) at least four (4) LIBOR Business Days irrevocable telecopy or telex notice of each Alternative Currency Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder) prior to 10:00 A.M., Charlotte, North Carolina time, (B) at least three (3) LIBOR Business Days irrevocable telecopy or telex notice prior to 11:00 A.M., Charlotte, North Carolina time in the case of Fixed Rate Loans in Dollars (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder) and,
(C) irrevocable telephonic or telefacsimile notice of each Floating Rate Loan representing a borrowing or conversion hereunder prior to 11:00 A.M. Charlotte, North Carolina time on the day of such proposed Floating Rate Loan. Each such Borrowing Notice, which shall be effective upon receipt by the Administrative Agent, shall specify the type of Loan (Fixed Rate or Floating Rate), whether Dollar or Alternative Currency, amount of the Loan for which the Advance is to be made, the date of borrowing and, in the case of a Fixed Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Officer shall provide the Administrative Agent written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form of a Borrowing Notice in the form attached hereto as EXHIBIT D, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. The duration of the initial Interest Period for each Loan shall be as specified in the initial Borrowing Notice. The Borrowers shall have the option to elect the duration of subsequent Interest Periods and to convert the Loans in accordance with Section 2.09 hereof. If the Administrative Agent does not receive a notice of election of duration of an Interest Period or to convert by the time prescribed hereby and by Section 2.09 hereof, the applicable Borrower shall be deemed to have elected a Floating Rate Loan bearing interest at the Floating Rate.

         (iv) Notice of receipt of each Borrowing Notice shall be provided by the Administrative Agent to each Lender by telecopy or telex with reasonable promptness, but not later than 12:00 noon, Charlotte, North Carolina time on the same day as Administrative Agent's receipt of such notice from the Borrower prior to 10:00 A.M. in the case of an Alternative Currency Loan and 11:00 A.M. in the case of a Fixed Rate Loan in Dollars and a Floating Rate Loan. At approximately 9:30 A.M. Charlotte, North Carolina time two (2) LIBOR Business Days preceding the date specified for an Advance of an Alternative Currency, the Administrative Agent shall determine the Advance Date Exchange Rate and the Applicable Rate. Not later than 10:15 A.M. Charlotte, North Carolina time two
(2) LIBOR Business Days preceding the date specified for each Advance of an Alternative Currency, the Administrative Agent shall provide the applicable Borrower and each Lender notice by telefacsimile transmission of the Advance Date Exchange Rate applicable to such Advance, and the applicable Alternative Currency Equivalent Amount of the Loan or Loans required to be made by each Lender on such date, and the Dollar Value of such Loan or Loans and the Applicable Rate.

         (v) In the case of Advances in Dollars, each Lender shall, pursuant to the terms and conditions of this Agreement, not later than 12:00 noon, Charlotte, North Carolina time on the date specified for such Advance in the case of a Fixed Rate Loan in Dollars and 2:00 P.M. Charlotte, North Carolina time on the date specified for such Advance for a Floating Rate Loan, make the amount of the Advance to be made by it on such day available to the Administrative Agent by depositing or transferring the proceeds thereof in immediately available funds to the Administrative Agent, at the Principal Office. The amount so received by the Administrative Agent shall, subject to the terms of this Agreement, be made available promptly upon receipt to the applicable Borrower by deposit of the proceeds to an account of such Borrower maintained at the Principal Office or otherwise as shall be directed in the applicable Borrowing Notice.

         (vi) In the case of Advances of an Alternative Currency, not later than 9:00 A.M., Charlotte, North Carolina time on the date specified for each Advance, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available to the applicable Borrower at the Funding Bank, to the account of the Administrative Agent with the Funding Bank. The amount so received by the Funding Bank shall, subject to the terms and conditions of the Loan Documents and upon instruction from the Administrative Agent to the Funding Bank on the same day but no later than 9:00 A.M. Charlotte, North Carolina time, be made available to the applicable Borrower by delivery of the Alternative Currency Equivalent Amount to such Borrower's account with the Funding Bank.

         (vii) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit prior to the Revolving Credit Termination Date and the applicable Borrower shall not immediately reimburse Issuer for the amount of such draw or payment, then notice of such drawing or payment shall be provided promptly by Issuer to the Administrative Agent and the Administrative Agent shall provide notice to each Lender by telephone. If notice to the Lenders of a drawing under any Letter of Credit is given by the Administrative Agent at or before 12:00 noon Charlotte, North Carolina time on any Business Day, the applicable Borrower shall be deemed to have requested, and each Lender shall, subject to the conditions of this Agreement, make a Floating Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment (and in the case of a drawing in an Alternative Currency, a Floating Rate Loan, in an amount equal to such Lender's Applicable Commitment Percentage of the Dollar Equivalent Amount of such drawing or payment determined on the basis of the Spot Rate of Exchange on the date of drawing under the Letter of Credit) and shall pay such amount to the Administrative Agent for the account of the Issuer at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. Charlotte, North Carolina time on the same Business Day. If notice to the Lenders is given by the Administrative Agent after 12:00 noon Charlotte, North Carolina time on any Business Day, the applicable Borrower shall be deemed to have requested, and each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make a Floating Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment (and in the case of a drawing in an Alternative Currency, a Floating Rate Loan, in an amount equal to such Lender's Applicable Commitment Percentage of the Dollar Equivalent Amount of such drawing or payment determined on the basis of the Spot Rate of Exchange on the date of drawing under the Letter of Credit) and shall pay such amount to the Administrative Agent for the account of the Issuer at the Principal Office in Dollars and in immediately available funds before 12:00 noon Charlotte, North Carolina time on the next following Business Day. Such Floating Rate Loan shall continue unless and until the applicable Borrower converts such Floating Rate Loan in accordance with the terms of
Section 2.09 hereof.

         2.02 PAYMENT OF INTEREST. (a) Each Borrower shall pay its respective interest to the Administrative Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Floating Rate for Floating Rate Loans or applicable Fixed Rate for Fixed Rate Loans, as designated by the Authorized Representative pursuant to
Section 2.01 or Section 2.04 hereof or as otherwise provided herein, such payments to be made in the same currency as the applicable Loan was made; PROVIDED, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter (i) in the case of a Fixed Rate Loan, until the end of the Interest Period with respect to such Fixed Rate Loan, at a rate of two percent (2%) above such Fixed Rate and (ii) thereafter, and with respect to Floating Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Floating Rate or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed; provided that for Alternative Currency Loans for which a 365-day basis is the only market practice available to the Administrative Agent for such Loan, interest shall be calculated on the basis of a year of 365-366 days, as the case may be, for the actual days elapsed. Interest on each Loan shall be paid (a) quarterly in arrears on the last Business Day of each quarter, commencing June 30, 1996, on each Floating Rate Loan, (b) on the last day of the applicable Interest Period for each Fixed Rate Loan and, if the Interest Period extends for more than three months, at intervals of three months after the first day of the Interest Period and (c) upon payment in full of the principal amount of such Loan. Interest on amounts not paid when due shall be payable on demand.

         2.03 PAYMENT OF PRINCIPAL. (a) The principal amount of each Loan (other than a Competitive Bid Loan) shall be due and payable to the Administrative Agent for the benefit of each Lender in full on the Revolving Credit Termination Date. Competitive Bid Loans shall be due and payable on the last day of the Interest Period for such Loan. The duration of the initial Interest Period for each Loan that is a Fixed Rate Loan shall be as specified in the initial Borrowing Notice. The Borrowers shall have the option to elect the duration of subsequent Interest Periods and to convert the Loans in accordance with Section
2.09 hereof. If the Administrative Agent does not receive a notice of election of duration of an Interest Period or to convert by the time prescribed by
Section 2.09 hereof, the applicable Borrower shall be deemed to have elected to convert such Loan to (or continue such Loan as) a Floating Rate Loan until the Borrower notifies the Administrative Agent in accordance with Section 2.09.

         (b) Each payment of principal (including any prepayment) and payment of interest shall be made to the Administrative Agent at the Principal Office, for the account of each Lender's applicable Lending Office, to be recorded in Dollars as set forth in Section 2.01(b) and in the definition of Revolving Credit Advance Account. The repayment of such principal amount shall be made in the appropriate Alternative Currency as follows: the portion of the Revolving Credit Debit Balance attributable to each specified Advance (or the continuation or conversion thereof) (as determined from the Administrative Agent's records) shall be repaid in the same Alternative Currency as such Advance. Each payment under this Agreement shall be made in immediately available funds before 12:30 P.M. Charlotte, North Carolina time on the date such payment is due. The Administrative Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the applicable Borrower with the Administrative Agent. The Borrowers shall give the Administrative Agent prior telephonic notice of any payment of principal, such notice to be given by not later than 11:00 A.M. Charlotte, North Carolina time, on the date of such payment. Payments shall be in minimum amounts of $500,000 (or the equivalent thereof in any Alternative Currency with respect to an Alternative Currency Loan) and multiples of $100,000 (or the equivalent thereof in any Alternative Currency with respect to an Alternative Currency
Loan) in excess thereof.

         (c) The Administrative Agent shall deem any payment by or on behalf of the Borrowers hereunder that is not made both (a) in Dollars in the case of LIBOR Loans or Floating Rate Loans and the required Alternative Currency in the case of Loans in Alternative

Currencies and in immediately available funds and (b) prior to 12:30 P.M. Charlotte, North Carolina time to be a non-conforming payment. Any such payment shall not be deemed to be received by the Administrative Agent until the time such funds become available funds in the required currency. The Administrative Agent shall give prompt telephonic notice to the applicable Authorized Representative and each of the Lenders (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at a rate of interest per annum which shall be two percent (2%) above the Floating Rate or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         (d) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension.

         2.04  COMPETITIVE BID LOANS.

         (a) In addition to borrowings of Syndicated Loans, at any time prior to the Revolving Credit Termination Date the Borrowers may, as set forth in this
Section 2.04, request the Lenders to make offers to make Competitive Bid Loans to the Borrowers in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrowers may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.04. Competitive Bid Loans shall be Absolute Rate Loans, PROVIDED that:

            (i) the aggregate amount of outstanding Competitive Bid Loans plus Swing Line Loans plus Revolving Credit Loans plus Outstanding Letters of Credit shall not exceed the Available Revolving Credit Commitment and in the case of NHL the NHL Sublimit;

           (ii) there may be no more than twelve (12) different Interest Periods for both Syndicated Loans and Competitive Bid Loans outstanding at the same time;

          (iii) the aggregate amount of outstanding Competitive Bid Loans of a ender shall not exceed at any time an amount equal to the Available Revolving Credit Commitment;

           (iv) no Competitive Bid Loan shall have a maturity date subsequent to the Revolving Credit Termination Date.

         (b) When a Borrower wishes to request offers to make Competitive Bid Loans, it shall give the Administrative Agent (which shall promptly notify the Lenders) notice (a "COMPETITIVE

BID QUOTE REQUEST") to be received no later than 10:00 A.M. on the Business Day next preceding the date of borrowing proposed therein, (or such other time and date as such Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree). The Borrowers may request offers to make Competitive Bid Loans for up to three (3) different Interest Periods in a single notice; PROVIDED that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "COMPETITIVE BID BORROWING") and there shall not be outstanding at any one time more than four (4) Competitive Bid Borrowings. Each such Competitive Bid Quote Request shall be substantially in the form of EXHIBIT J hereto and shall specify as to each Competitive Bid Borrowing:

            (i) the proposed date of such borrowing, which shall be a Business Day;

           (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.04(a) hereof to be violated;

          (iii)  the duration of the Interest Period applicable thereto; and

           (iv) the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "QUOTATION DATE").

Except as otherwise provided in this Section 2.04(b), no Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as the applicable Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree) of any other Competitive Bid Quote Request.

            (c) (i) Each Lender may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; PROVIDED that, if a Borrower's request under Section 2.04(b) hereof specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Administrative Agent not later than 10:00 A.M. Charlotte, North Carolina time on the Quotation Date (or such other time and date as the applicable Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree); PROVIDED, that any Competitive Bid Quote may be submitted by the Administrative Agent (or its Applicable Lending Office) only if the Administrative Agent (or such Applicable Lending Office) notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. Charlotte, North Carolina time on the Quotation Date. Subject to ARTICLE IV, ARTICLE VII and X hereof, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the applicable Borrower.

             (ii) Each Competitive Bid Quote shall be substantially in the form of EXHIBIT K hereto and shall specify:

                  (A) the proposed date of borrowing and the Interest Period therefor;

                  (B) the principal amount of the Competitive Bid Loan for which each such order is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); PROVIDED that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes (x) may not exceed the Available Revolving Credit Commitment and (y) may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

                  (C) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the "ABSOLUTE RATE"); and

                  (D)  the identity of the quoting Lender.

Unless otherwise agreed by the Administrative Agent and the applicable Borrower, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the applicable Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made.

         (d) The Administrative Agent shall, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:30 A.M. Charlotte, North Carolina time on the Quotation Date), notify the applicable Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.04(c) hereof and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former

Competitive Bid Quote. The Administrative Agent's notice to the applicable Borrower shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which orders have been received and (B) the respective principal amounts and Absolute Rates so offered by each Lender (identifying the Lender that made each Competitive Bid Quote).

         (e) Not later than 11:00 A.M. Charlotte, North Carolina time on the Quotation Date (or such other time and date as the applicable Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree), the applicable Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.04(d) hereof (and the failure of the applicable Borrower to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Lender. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The applicable Borrower may accept any Competitive Bid Quote in whole or in part (PROVIDED that any Competitive Bid Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); PROVIDED that:

            (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

           (ii) the aggregate principal amount of each Competitive Bid Borrowing shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.04(a) hereof to be violated;

          (iii) acceptance of offers may be made only in ascending order of Absolute Rates, beginning with the lowest rate so offered; and

           (iv) the Borrowers may not accept any offer where the Administrative Agent has correctly advised the Borrowers that such offer fails to comply with Section 2.04(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.04(a) hereof).

If offers are made by two or more Lenders with the same Absolute Rates, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period after the acceptance of all offers, if any, of all lower Absolute Rates offered by any Lender for such related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the applicable Borrower among such Lenders as nearly as possible (in amounts of at least $5,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the applicable Borrower of the amounts of Competitive Bid Loans and the lowest bid after adjustment as provided in Section 2.04(e)(iii) shall be conclusive in the absence of manifest error.

         (f) Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 P.M. Charlotte, North Carolina time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at the Principal Office in Dollars and in immediately available funds, for account of the applicable Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower on such date by depositing the same, in Dollars and in immediately available funds, in an account of the Borrowers maintained at the Principal Office or otherwise as shall be directed by the applicable Borrower.

         2.05  NOTES.

         (a) Syndicated Loans made by each Lender shall be evidenced by a Revolving Note of each Borrower payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, in the case of IVAX, and the NHL Sublimit, in the case of NHL, which Revolving Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the respective Borrower.

         (b) Swing Line Loans made by NationsBank shall be evidenced by the Swing Line Note payable to the order of NationsBank, which Swing Line Note shall be dated the Closing Date and shall be duly completed, executed and delivered by IVAX.

         (c) Competitive Bid Loans made by each Lender shall be evidenced by the Competitive Bid Note payable to the order of such Lender in the amount of the Total Revolving Credit Commitment, which Competitive Bid Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the respective Borrower.

         2.06 PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Syndicated Loans and the fees described in Section 2.10 hereof shall be made to the Administrative Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (c) the Administrative Agent will promptly distribute payments received to the Lenders. Notwithstanding the foregoing, in the event any Lender shall not be able to make a Fixed Rate Loan as provided in Section 4.05, interest shall be allocated to each Lender according to the interest rate payable to such Lender.

         2.07 REDUCTIONS. The Borrowers shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than five (5) Business Days written notice to the Administrative Agent to reduce the Total Revolving Credit Commitment. The Administrative Agent shall give each Lender, within one (1) Business Day, telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the aggregate amount of $1,000,000 or such greater amount which is in an integral multiple of $1,000,000, and shall permanently reduce the Total Revolving Credit Commitment of the Lenders pro rata. No such reduction shall result in the payment of any Fixed Rate Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section 4.04. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Notes to the extent that the sum of the outstanding Loans and the Outstanding Letters of Credit exceeds the Available Revolving Credit Commitment, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         2.08 DECREASE IN AMOUNTS. The amount of the Available Revolving Credit Commitment which shall be available to the Borrowers shall be reduced by the aggregate amount of all Outstanding Letters of Credit, outstanding amounts of Swing Line Loans and Competitive Bid Loans and the Revolving Credit Debit Balance immediately preceding the making of any Advance.

         2.09 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 4.01(b), 4.02 and
4.03 hereof, the Borrowers may:

         (a) upon notice to the Administrative Agent on or before 11:00 A.M. Charlotte, North Carolina time on any Business Day convert all or a part of Fixed Rate Loans (other than a Competitive Bid Loan) to Floating Rate Loans on the last day of the Interest Period for such Fixed Rate Loans;

         (b) on three (3) LIBOR Business Days' notice in the case of a Dollar Loan and four (4) LIBOR Business Days' notice in the case of an Alternative Currency Loan to the Administrative Agent on or before 11:00 A.M. Charlotte, North Carolina time:

            (i) elect a subsequent Interest Period for all or a portion of Fixed Rate Loans (other than Competitive Bid Loans) of Dollars or any Alternative Currency to begin in the same currency on the last day of the current Interest Period for such Fixed Rate Loans;

           (ii) elect that any Fixed Rate Loan (other than Competitive Bid Loans) be converted from Dollars or an

         Alternative Currency into another Dollar denominated Loan or Alternative Currency Loan of the same Alternative Currency, respectively, on the last day of the Interest Period for such Fixed Rate Loan;

          (iii) convert Floating Rate Loans to Fixed Rate Loans (other than Competitive Bid Loans) on any Business Day, or LIBOR Business Day, as applicable.

         Notice of any such elections or conversions shall specify the effective date of such election or conversion and the Interest Period to be applicable to the Loan as continued or converted. Each election and conversion pursuant to this Section 2.09 shall be subject to the limitations on Fixed Rate Loans set forth in the definition of "Interest Period" herein and in Section 2.01 and
Article IV hereof. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.10 UNUSED FEE. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated), IVAX agrees to pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Margin times the sum of the daily amount by which the Total Revolving Credit Commitment exceeds the sum of average daily (i) Revolving Credit Debit Balance and (ii) Outstanding Letters of Credit. Swing Line Loans and Competitive Bid Loans shall not be outstanding Loans for purposes of determining such fee. Such payments of fees provided for in this Section shall be due in arrears on the last Business Day of each December, March, June and September beginning June 30, 1996 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         2.11 DEFICIENCY ADVANCES. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to a Borrower as herein provided, the Administrative Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its applicable Note; provided that, upon payment to the Administrative Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Administrative Agent by the applicable Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Administrative Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Administrative Agent in full payment of such deficiency advance and the applicable Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon.

         2.12 ADJUSTMENTS BY ADMINISTRATIVE AGENT. Notwithstanding the construction of "pro rata" to mean based on the Applicable Percentage Commitments and any provisions contained herein for the advancement of funds or distribution of payments on a pro rata basis, the Administrative Agent may, in its discretion, but shall not be obligated to, adjust downward or upward (but not in excess of any applicable Revolving Credit Commitment) the principal amount of any Loan to be made by any Lender to the nearest amount which is evenly divisible by $100, and make appropriate related adjustment in the distribution of payments of principal and interest on the Loans.

         2.13 USE OF PROCEEDS. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrowers to repay existing Indebtedness to any or all of the Lenders and Indebtedness assumed in connection with any Permitted Acquisition, to redeem the outstanding Senior Notes, to finance Capital Expenditures and Permitted Acquisitions and for other working capital and general corporate needs of the Borrowers and their Subsidiaries, to the extent permitted under this Agreement.

         2.14 EXTENSION OF REVOLVING CREDIT TERMINATION DATE. At the request of the Borrowers the Lenders may, in their sole discretion, elect to extend the Revolving Credit Termination Date then in effect for up to two additional periods of one year each. The Borrowers shall notify the Lenders of their request for such an extension by delivering to the Administrative Agent notice of such request signed by an Authorized Representative not more than one hundred and twenty (120) days nor less than sixty (60) days prior to either or both of the third or fourth anniversary of the Closing Date. If all Lenders shall elect to so extend, the Administrative Agent shall notify the Borrowers in writing within sixty (60) days of its receipt of such request for extension of the decision of the Lenders of whether to extend the Revolving Credit Termination Date. Failure by the Administrative Agent to give such notice shall constitute refusal by the Lenders to extend the Revolving Credit Termination Date.

         2.15 SWING LINE. Notwithstanding any other provision of any other Section of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, NationsBank shall make available Swing Line Loans to IVAX in Dollars prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto
(i) if the Borrowers are not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Loans outstanding exceed $20,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the outstanding Loans and the Outstanding Letters of Credit exceeds the Available Revolving Credit Commitment. Loans made pursuant to this Section 2.15 shall be limited to Loans bearing interest at the Federal Funds Effective Rate PLUS the Applicable Margin.

            (i) IVAX may borrow, repay and reborrow under this Section 2.15. Borrowings under the Swing Line may be made in amounts of $500,000 and multiples of $100,000 in excess thereof, with a minimum outstanding amount at all times of $500,000, upon telephonic (confirmed in writing) or telefacsimile request by an authorized officer of IVAX made to NationsBank not later than 12:00 noon Charlotte, North Carolina time on the Business Day of the requested borrowing. Each repayment of a Swing Line Loan shall be in integral multiples of $100,000 with a minimum amount of $100,000.

           (ii) If IVAX instructs NationsBank to debit its demand deposit account in an amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment after 2:00 P.M. Charlotte, North Carolina time, on a Business Day, such payment shall be deemed received on the next Business Day. The Borrower shall pay interest on Swing Line Loans on the last Business Day of each quarter, commencing June 30, 1996 and continuing on each September, December, March and June thereafter. Interest shall be calculated on the basis of a year of 360 days and calculated for the actual number of days elapsed.

          (iii) The Borrowers and each Lender which is or may become a party hereto acknowledge that all Swing Line Loans are to be made solely by NationsBank to IVAX but that such Lender shall share the risk of loss with respect to such Advances in an amount equal to such Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand according to its Applicable Commitment Percentage of such Swing Line Loan, each Lender shall promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein, in which case such Swing Line Loan shall be deemed from and after such date (to the extent IVAX has not converted such loan pursuant to Section 2.09) a Syndicated Loan made in accordance with the Agreement. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

           (iv) IVAX at its option may request an Advance as a Loan pursuant to Section 2.01 in an amount sufficient to repay any or all Swing Line Loans on any date and the Administrative Agent shall upon the receipt of such Advance, provide to NationsBank the amount necessary to repay such Swing Line Loan or Loans (which NationsBank shall then apply to such repayment) and credit any balance of the Loan in immediately available funds to an account of IVAX at the Principal Office or as otherwise directed by IVAX. The proceeds of such Advances shall be paid to NationsBank for application to the outstanding Swing Line Loans and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The obligation of NationsBank to fund the Swing Line shall cease upon the earlier of (i) the occurrence of a Default, or
         (ii) the Revolving Credit Termination Date; provided that when a Default is no longer continuing NationsBank shall be obligated to provide Swing Line Loans unless payment of the Obligations has been accelerated.

                                   ARTICLE III

                                LETTERS OF CREDIT

         3.01 LETTERS OF CREDIT. (a) The Issuer agrees, subject to the terms and conditions of this Agreement, upon request of either Borrower to issue from time to time for the account of such Borrower Letters of Credit upon delivery to the Issuer of an Application and Agreement for Letter of Credit in form and content acceptable to such Lender; PROVIDED, that the Outstanding Letters of Credit shall not exceed the Total Letter of Credit Commitment. No Letter of Credit shall be issued by the Issuer with an expiry date or payment date (i) of more than three years or (ii) occurring subsequent to the fifth Business Day preceding the Revolving Credit Termination Date. The Issuer shall not be permitted to issue any Letter of Credit if the Outstanding Letters of Credit when added to the face amount of any requested Letter of Credit and the outstanding amounts of Loans exceeds the Available Revolving Credit Commitment. Further, the Issuer shall not issue any Letter of Credit for the benefit of NHL if NHL's outstanding Loans, when added to the Outstanding Letters of Credit for the account of NHL and the face amount of any Letter of Credit requested by NHL exceeds the NHL Sublimit. The Issuer shall furnish the Administrative Agent at the time of issuance of such Letter of Credit a telefacsimile copy of such Letter of Credit. In addition, the Issuer shall give the Administrative Agent telephonic notice of the amount of a Letter of Credit prior to issuing a Letter of Credit.

         (b) Subject to the approval by the Lenders of the making available of an Alternative Currency not otherwise provided for herein, upon completion of a proper Application and Agreement for Letter of Credit, the Issuer may issue upon request and for the account of either Borrower Letters of Credit payable in such Alternative Currency. For purposes of determining Outstanding Letters of Credit, any Letter of Credit issued in an Alternative Currency shall be recorded in the Administrative Agent's account in Dollars based on the Alternative Currency Equivalent Amount on the date of issuance of such Letter of Credit. Any draw on a Letter of Credit issued in an Alternative Currency shall be repaid in the same Alternative Currency and in the Alternative Currency Equivalent Amount (determined based on the Spot Rate of Exchange on the date of drawing under the Letter of Credit). To the extent that the Administrative Agent shall determine at any time that the sum of (i) the Dollar Value of outstanding Loans and Outstanding Letters of Credit made or issued in Alternative Currencies and (ii) outstanding Loans and Outstanding Letters of Credit made or issued in Dollars exceeds the Available Revolving Credit Commitment, the Borrowers shall immediately repay Loans so that after giving effect to such payment the outstanding Loans plus Outstanding Letters of Credit do not exceed the Available Revolving Credit Commitment. The Administrative Agent shall determine the

Dollar Value of Outstanding Letters of Credit made or issued in Alternative Currencies monthly.

         3.02  REIMBURSEMENT.

               (a) The Borrowers hereby unconditionally agree immediately to pay to the Issuer on demand at the Lending Office of the Issuer all amounts required to pay all drafts drawn under the Letters of Credit issued by the Issuer to such Borrower and all reasonable expenses incurred by the Administrative Agent and/or such Issuers in connection with the Letters of Credit and in any event to place in possession of the Issuer (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.01(b) hereof) sufficient funds to pay all debts and liabilities arising under any Letters of Credit issued by such Issuer. The Issuer shall give the Borrowers prompt notice of its charging of any account of either Borrower for amounts due to such Issuer hereunder. The Borrowers' obligations to pay the Issuer under this Section 3.02, and each Issuer's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. The Issuer agrees to give the Borrowers prompt notice of any request for a draw under a Letter of Credit. The Issuer may charge any account the Borrowers may have with it for any and all amounts the Issuer pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuer and the Borrower; provided that to the extent permitted by Section 2.01(b)(vii), amounts shall be paid pursuant to Advances under the Revolving Credit Facility prior to charging any account of the Borrowers for amounts paid under Letters of Credit. The Borrowers agree that the Issuer may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order on their face which may be signed or issued purportedly by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents. The Borrowers agree to pay the Issuer interest on any amounts not paid when due hereunder at the Floating Rate plus two percent (2%), or the maximum rate permitted by applicable law, if lower.

               (b) In accordance with the provisions of Section 2.01(b)(vii) hereof, the Issuer shall notify the Administrative Agent (and shall also notify the Borrowers) of any drawing under any Letter of Credit as promptly as practicable following the receipt by the Issuer of such drawing.

               (c) Each Lender (other than the Issuer) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuer in respect of each Letter of Credit issued by it in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that Borrower is obligated to pay the Issuer under Section 3.02(a), each Lender (other than the Issuer) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuer as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuer under such Letter of Credit. Prior to the Revolving Credit Termination Date, each Lender (including the Issuer in its capacity as a Lender) shall, subject to the terms and conditions of Article II, make a Floating Rate Loan to the Borrowers by paying to the Administrative Agent for the account of the Issuer at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, all as described and pursuant to Section 2.01(b)(vii). With respect to drawings under any of the Letters of Credit, each Lender, upon receipt from the Administrative Agent of notice of a drawing in the manner described in Section 2.01(b)(vii), shall promptly pay to the Administrative Agent for the account of the Issuer, prior to the applicable time set forth in
Section 2.01(b)(vii), its Applicable Commitment Percentage of such drawing. Simultaneously with the making of each such payment by a Lender to the Administrative Agent for the account of such Issuer, such Lender shall, automatically and without any further action on the part of such Issuer or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of the applicable Borrower. The Reimbursement Obligations of the Borrowers shall be immediately due and payable whether by Advances made in accordance with Section 2.01(b)(vii) or otherwise. Each Lender's obligation to make payment to the Administrative Agent for the account of an Issuer pursuant to this Section 3.02(c), and the right of the Issuer to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Administrative Agent for the account of an Issuer in full upon such request as required by this Section 3.02(c), such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuer interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.01(b)(vii) until such Lender pays such amount to the Administrative Agent for the account of the Issuer in full at the interest rate per annum for overnight borrowing by the Issuer from the Federal Reserve Bank. In the event any Lender shall fail to make a Floating Rate Loan as provided herein (a "Defaulting Lender"), the Borrowers may cause such Defaulting Lender to be replaced by a financial institution reasonably acceptable to the Administrative Agent. Any such Defaulting Lender agrees to execute and deliver to the Administrative Agent an Assignment and Acceptance as provided in Section
12.01 hereof upon payment of all amounts owed hereunder to such Defaulting
Lender.

               (d) Promptly following the end of each calendar quarter, the Issuer shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuer shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Outstanding Letter of Credit.

               (e) The issuance by the Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6.01 hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuer thereof consistent with the then current practices and procedures of such Issuer with respect to similar letters of credit, and the applicable Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuer shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto. Any Borrower requesting the issuance of a Letter of Credit shall furnish the Issuer an Application and Agreements for Letter of Credit not later than 10:00 A.M. Charlotte, North Carolina time on the date of the proposed issuance of such Letter of Credit. If such application is received after 10:00 A.M. Charlotte, North Carolina time, the Letter of Credit shall be issued on the next following Business Day.

               (f) Without duplication of Section 12.07 hereof, the Borrowers hereby agree to indemnify and hold harmless the Issuer, each other Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which such Issuer, such other Lender or the Administrative Agent may incur (or which may be claimed against the Issuer, such other Lender or the Administrative Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrowers shall not be required to indemnify an Issuer, any other Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuer to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such payment or reimbursement is prohibited by any governmental authority, law, regulation, court order or decree.

               (g) Without limiting Borrowers' rights as set forth in Section 3.02(f) above, the obligation of the Borrowers to immediately reimburse an Issuer or the Administrative Agent for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related applications for any Letter of Credit, under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

                 (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

                (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which a Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), Administrative Agent, Lenders or any other person or entity, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

                 (iv) any breach of contract or other dispute between a Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Administrative Agent, Lenders or any other Person;

                  (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                 (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Administrative Agent, with or without notice to or approval by the Borrowers in respect of any of Borrowers' Obligations under this Agreement; or

                (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained herein shall be deemed to release an Issuer or any other Lender of any liability for actual loss arising as a result of its gross negligence or willful misconduct or out of the wrongful dishonor by the Issuer of a proper demand for payment made under and strictly complying with the terms of any Letter of Credit.

         3.03 LETTER OF CREDIT FRONTING FEE. The Borrowers agree to pay to the Issuer a fee on the aggregate amount available to be drawn on each Outstanding Letter of Credit at a rate equal to 10 basis points per annum times the aggregate amount available to be drawn on each Outstanding Letter of Credit. In addition the Borrowers shall pay to the Administrative Agent for the benefit of the Lenders on the last Business Day of each quarter a letter of credit fee based on their Applicable Commitment Percentages equal to the Applicable Margin times the average daily aggregate Outstanding Letters of Credit during such quarter. Such payment of fees provided for in this Section 3.03 shall be due with respect to each outstanding Letter of Credit quarterly in arrears on the last Business Day of each December, March, June and September and on the Revolving Credit Termination Date. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         3.04 ADMINISTRATIVE FEES AND RESERVES. The Borrowers shall pay to the Issuer such administrative fee in connection with the Letters of Credit in such amounts and at such times as such Issuer and the Borrowers shall agree from time to time and shall pay to the Issuer the customary issuance, amendment and renewal fees.

                                   ARTICLE IV

                         YIELD PROTECTION AND ILLEGALITY

         4.01 ADDITIONAL COSTS. (a) The Borrowers shall promptly pay to the Administrative Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan, whether in Dollars or other Alternate Currency, or its obligation to make any Loans, or the issuance or maintenance by an Issuer of or such Lender's Participation in any Letter of Credit issued hereunder, or any reduction in any amount receivable by such Lender under this Agreement, the Notes or the Letters of Credit in respect of any of such Loans or such obligation or the Letters of Credit, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans or Letters of Credit (other than taxes imposed on or measured by the income, revenues or assets); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Prime Rate, the Federal Funds Effective Rate, the Applicable Rate, the Absolute Rate or the LIBOR Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.01 hereof); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender and the parent corporation of such Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Administrative Agent or the Lenders under this Agreement, the Notes or the issuance or maintenance of, or any Lender's Participation in, the Letters of Credit (or any of such extensions of credit or liabilities). Each Lender will notify the Borrowers and the Administrative Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Without limiting the effect of the foregoing provisions of this Section 4.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders and the Borrowers, the obligation hereunder of such Lender to make, and to convert Floating Rate Loans into, Fixed Rate Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for outstanding Fixed Rate Loans convert such Fixed Rate Loans into Floating Rate Loans; PROVIDED, HOWEVER, that the suspension of such obligation and the conversion of any Fixed Rate Loans into Floating Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Floating Rate Loans into, Fixed Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all of the Lenders to make, or to convert Floating Rate Loans into, Fixed Rate Loans is suspended, then any request by the Borrower during the pendency of such suspension for a Fixed Rate Loan shall be deemed a request for such Fixed Rate Loan from the Lender(s) not subject to such suspension and for a Floating Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Revolving Credit Commitments.

         (c) Determinations by any Lender for purposes of this Section 4.01 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make, Loans or by any Lender as issuer of any Letter of Credit of the effect of any Regulatory Change on its costs in connection with the issuance or maintenance of, or any other Lender's Participation in, any Letter of Credit issued hereunder, or on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis taking into account such Lender's reasonable policies as to the allocation of capital, costs and other items. The Lender requesting such compensation shall furnish to the Authorized Representatives and the Administrative Agent within one hundred and eighty (180) days of the incurrence of any Additional Costs for which compensation is sought an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs.

         4.02 SUSPENSION OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Fixed Rate Loan for any Interest Period, the Administrative Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

               (a) quotations of interest rates for the relevant deposits referred to in the definition of "Base Rate" in

         Section 1.01 hereof or foreign exchange agreements or contracts with respect to an Alternative Currency are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Fixed Rate Loan as provided in this Agreement; or

               (b) the relevant rates of interest referred to in the definition of "Base Rate" in Section 1.01 hereof upon the basis of which the Fixed Rate for such Interest Period and applicable currency is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such Fixed Rate Loan for such Interest Period or such Fixed Rate Loan (which determination shall be made on a reasonable basis by the Administrative Agent, and the Person making such determination shall furnish the Authorized Representative evidence of the facts leading to such determination);

then the Administrative Agent shall give the Authorized Representatives prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Fixed Rate Loans that are subject to such condition, or to convert Loans into Fixed Rate Loans that are subject to such condition, and the Borrowers shall on the last day(s) of the then current Interest Period(s) for outstanding Fixed Rate Loans of the type subject to such condition, as applicable, convert such Fixed Rate Loans into a Fixed Rate Loan if such Fixed Rate Loan is not subject to the same or similar condition, or Floating Rate Loans, if available hereunder. The Administrative Agent shall give the Authorized Representatives notice describing in reasonable detail any event or condition described in this Section 4.02 promptly following the determination by the Administrative Agent that the availability of Fixed Rate Loans is, or is to be, suspended as a result thereof.

         4.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Fixed Rate Loans hereunder, then such Lender shall promptly notify the Administrative Agent and the Borrowers thereof and such Lender's obligation to make or continue Fixed Rate Loans that are subject to such condition, or convert Floating Rate Loans into Fixed Rate Loans that are subject to such condition, shall be suspended until such time as such Lender may again make and maintain Fixed Rate Loans, and such Lender's outstanding Fixed Rate Loans of the type subject to such condition shall be converted into Floating Rate Loans in accordance with Section 2.09 hereof.

         4.04 COMPENSATION. The Borrowers shall promptly pay to the Administrative Agent for the benefit of each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

               (a) any payment, prepayments, conversion or required assignments of a Fixed Rate Loan on a date other than the last day of the Interest Period for such Fixed Rate Loan, except for any conversion required pursuant to this Article IV; or

               (b) any failure by the Borrowers to borrow, continue or convert into a Fixed Rate Loan on the date for such borrowing, continuation or conversion specified in the relevant Borrowing Notice under Article II hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date scheduled for such borrowing or conversion) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (ii) the Base Rate (as reasonably determined by the Administrative Agent) for Dollar deposits, or the Alternative Currency, as the case may be, of amounts comparable to such principal amount and maturities comparable to such period. In addition, Borrowers shall pay to the Agent for the benefit of Lenders any costs associated with the earlier termination of any foreign exchange agreements or contracts associated with an Alternative Currency. A determination of a Lender as to the amounts payable pursuant to this Section 4.04 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 4.04 shall furnish to the Authorized Representative and the Administrative Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation.

         4.05 ALTERNATE LOAN AND LENDER. In the event any Lender suspends the making of any Fixed Rate Loan pursuant to this Article IV (herein a "Restricted Lender"), the Restricted Lender's Commitment Percentage of any Fixed Rate Loan shall bear interest at either the Floating Rate or the Fixed Rate for which the suspension does not apply, as selected by the applicable Borrower, until the Restricted Lender once again makes available the applicable Fixed Rate Loan. Notwithstanding the provisions of Section 2.02(b), interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available Fixed Rate Loans.

         4.06 TAXES. All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than

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

withholding taxes) that would not be imposed but for a connection between a Lender or the Administrative Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Administrative Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (iv) any taxes arising after the Closing Date solely as a result of or attributable to Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will

               (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

               (c) pay to the Administrative Agent for the account of the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

         Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrowers and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that such payment is
(i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

         If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.06, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

         4.07 RESTRICTED LENDER. In the event any Restricted Lender seeks additional compensation pursuant to this Article IV or is restricted from making any Fixed Rate Loan under this Agreement, the Borrowers may cause such Restricted Lender to be replaced by a financial institution reasonably acceptable to the Administrative Agent which is not similarly restricted and will not seek such additional compensation. Such Restricted Lender agrees to execute and to deliver to the Administrative Agent an Assignment and Acceptance as provided in Section 12.01 hereof upon payment of all amounts owed under this Agreement to such Restricted Lender.

         4.08 FUNDING. In the event the Borrowers elect to obtain any Loans as Fixed Rate Loans pursuant to Section 2.01, or elect to continue any Fixed Rate Loans or convert any portion of the principal amount of any Floating Rate Loans to Fixed Rate Loans pursuant to Section 2.09, each Lender may, if it so elects, fulfill its obligation to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan in accordance with any election made by the Borrowers by causing a foreign branch or Affiliate of such Lender or an international banking facility created by such Lender to make such Fixed Rate Loan; provided that in such event such Fixed Rate Loan shall be deemed to have been made by such Lender, and the obligation of the Borrowers to repay such Fixed Rate Loan shall nevertheless be to such Lender and shall be deemed to be held by such Lender, to the extent of such Fixed Rate Loan, for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of this Agreement (including Sections 4.01, 4.02, 4.03 and 4.04), it shall be conclusively assumed that each Lender elected to fund all Fixed Rate Loans by purchasing Dollar or Alternative Currency deposits, as the case may be, in its eurodollar office's interbank eurodollar market.

                                    ARTICLE V

                                    ONE LOAN

         5.01 ONE LOAN. All Loans and Advances by the Lenders to Borrowers under this Agreement and the Obligations shall constitute a general obligation of IVAX. Notwithstanding anything contained herein to the contrary, the Obligations of NHL shall in no event exceed the NHL Sublimit plus interest thereon and any amounts payable by reason of a foreign currency fluctuation causing the obligations of NHL to exceed the NHL Sublimit. The Administrative Agent will maintain a single loan account for Advances to the Borrowers, however, NHL shall be liable to the Lenders only for the amount of Advances made to it and interest accrued thereon.

         5.02 GUARANTY. IVAX guarantees to the Lenders the payment in full of all of the Obligations of NHL to the Lenders when and as due and further guarantees the due performance by NHL of its duties and covenants made in favor of the Lenders hereunder when and as due. IVAX agrees that its liability shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Lenders with respect to any of the Obligations of NHL, nor by any other agreements or arrangements whatever with NHL, IVAX hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of IVAX hereunder is direct and unconditional as to all of the Obligations hereunder, and may be enforced without requiring the Lenders first to resort to any other right, remedy or security; IVAX shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations hereunder, unless and until all of said Obligations have been paid in full; nothing shall discharge or satisfy the liability of IVAX hereunder except the full payment and performance of all of the Obligations; any and all present and future debts and obligations of a Borrower to the other are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of the Borrowers to the Lenders.

         5.03 SUBORDINATION. Each Borrower hereby subordinates any claims (other than claims evidenced by notes which have been assigned and delivered to the Lenders), including, without limitation, any other right of payment, subrogation, contribution, and indemnity that it may have from or against the other Borrower, and any successor or assign of the other Borrower, including, without limitation, any trustee, receiver or debtor-in-possession, howsoever arising, due or owing and whether heretofore, now or hereafter existing, to all of the Obligations of the other Borrower to the Lenders.

                                   ARTICLE VI

                     CONDITIONS TO MAKING LOANS AND ISSUING
                                LETTERS OF CREDIT

         6.01 CONDITIONS OF INITIAL ADVANCE AND ISSUANCE OF LETTERS OF CREDIT. The obligation of the Lenders to make the initial Advance and of any Lender to issue a Letter of Credit is subject to the conditions precedent that the Administrative Agent shall have received on the Closing Date, in form and substance satisfactory to the Administrative Agent and Lenders, the following:

               (a) executed originals of each of this Agreement, the Notes and the other Loan Documents (except the LC Account Agreement), together with all schedules and exhibits thereto;

               (b) favorable written opinions of special counsel to the Borrowers and the Guarantors dated the Closing Date, addressed to the Administrative Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Administrative Agent, substantially in the form of EXHIBITS L AND M attached hereto;

               (c) resolutions of the boards of directors or other appropriat governing body (or of the appropriate committee thereof) of the Borrowers and each of the Guarantors certified by its secretary or assistant secretary as of the Closing Date, designating (in the case of the Borrowers) the office or offices of the Authorized Representative and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

               (d) specimen signatures of officers of the Borrowers and each Guarantor executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary of the Borrowers or Guarantor, as applicable;

               (e) the charter documents of the Borrowers and each Guarantor certified as of a recent date by the Secretary of State of its state of incorporation;

               (f) the by-laws of the Borrowers and each domestic Guarantor certified as of the Closing Date as true and correct by the secretary or assistant secretary of the Person to whom such by-laws relate;

               (g) certificates issued as of a recent date by the Secretary of States of the respective states of incorporation as to the due existence and good standing of the Borrowers and each domestic Guarantor therein;

               (h) notice of appointment of the initial Authorized Representatives;

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

               (i) certificate of Authorized Representatives dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 9.01, 9.02 and 9.03, as applicable, as of March 31, 1996, substantially in the form of EXHIBIT F attached hereto;

               (j)  an initial Borrowing Notice;

               (k) all fees payable by the Borrowers on the Closing Date to the Administrative and Syndication Agents;

               (l) such other documents, instruments, certificates and opinions as the Administrative Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby;

               (m) NationsBank and BofA must be repaid in full under the existing $175,000,000 Revolving Credit Facility and such facility terminated; and

               (n) the uncommitted $15,000,000 line of credit available to IVAX from ABN AMRO Bank N.V.and any other uncommitted bid line disclosed to the Administrative Agent must be repaid and terminated at the Closing Date.

         6.02 CONDITIONS OF LOANS. The obligations of the Lenders to make any Loans, and the Issuers to issue Letters of Credit hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

               (a) the Administrative Agent shall have received a notice of such borrowing or request if required by Article II hereof;

               (b) the representations and warranties of the Borrowers set forth in Article VII hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or issuance of such Letters of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 7.01(f)(i) shall be deemed to be those financial statements most recently delivered to the Administrative Agent (together with copies for each Lender) to Section 8.01 hereof; provided, however, in the event the Borrowers shall have disclosed in writing to the Lenders any event or condition which has occurred or come into existence subsequent to the Closing Date which if it had occurred or come into existence prior to the Closing Date would have been disclosed in a schedule to this Agreement and the Lenders have elected to continue to make Advances hereunder, then such event or condition shall be deemed to be disclosed in the relevant schedule hereto;

               (c) in the case of the issuance of a Letter of Credit, the applicable Borrower shall have executed and delivered to the Issuer an Application and Agreement for Letter of Credit in form and content acceptable to the Issuer together with such other instruments and documents as it shall request;

               (d) at the time of each such Advance or issuance of each Letter of Credit, as the case may be, no Default or Event of Default specified in Article X hereof, shall have occurred and be continuing; and

               (e) immediately after giving effect to the requested Loan or Letter of Credit (i) the aggregate principal balance of all outstanding Syndicated Loans and Participations of each Lender shall not exceed such Lender's Revolving Credit Commitment and (ii) the aggregate principal balance of all outstanding Loans plus the aggregate amount of Outstanding Letters of Credit shall not exceed the Available Revolving Credit Commitment.

Each borrowing of Loans and each issuance of a Letter of Credit shall constitute a representation and warranty by the Borrowers that the conditions set forth in clauses (b) and (d) above have been satisfied as of the date thereof.

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

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     7.01 REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants with respect to itself and to its Significant Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and the issuance of Letters of Credit), that:

         (a)  ORGANIZATION AND AUTHORITY.

              (i) such Borrower and each Significant Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;

             (ii) such Borrower and each Significant Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a material adverse effect on the business or operations of such Borrower or any Significant Subsidiary;

            (iii) such Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

             (iv) each Guarantor has the power and authority to execute, deliver and perform the Guaranty and the other Loan Documents to which it is a party; and

              (v) when executed and delivered, each of the Loan Documents to which such Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

         (b) LOAN DOCUMENTS. The execution, delivery and performance by each of the Borrowers and each Guarantor of each of the Loan Documents to which such Borrower or a Guarantor is a party:

               (i) have been duly authorized by all requisite corporate action (including any required shareholder approval) of such Borrower or Guarantor signatory thereto required for the lawful execution, delivery and performance thereof;

              (ii) do not violate any provisions of (1) applicable law, rule or regulation, (2) any order of any court or other agency of government binding on such Borrower, any Guarantor or any other Subsidiary of such Borrower, or their respective properties, or (3) the charter documents or by-laws of such Borrower or any Guarantor;

             (iii) will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, material agreement or other material instrument to which such Borrower or any Guarantor is a party, or by which the properties or assets of such Borrower or any Guarantor is bound;

              (iv) will not result in the creation or imposition of any Lien charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Borrower or any Guarantor except any Liens in favor of the Administrative Agent and the Lenders created by the Loan Documents.

         (c) SOLVENCY. Such Borrower and each Significant Subsidiary is Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

         (d) SUBSIDIARIES AND STOCKHOLDERS. SCHEDULE 7.01(D) to this Agreement states as of the date hereof the authorized and issued capitalization of each Significant Subsidiary of each of the Borrowers, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Significant Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by each Borrower; the outstanding shares or other equity interests of each such Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and each Borrower owns beneficially and of record all the shares and other interests it is listed as owning in SCHEDULE 7.01(D), free and clear of any Lien other than Liens in favor of the Administrative Agent or the Lenders in connection with this Agreement.

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

         (e) OWNERSHIP INTERESTS. SCHEDULE 7.01(E) contains a list as of the Closing Date of investments of each of the Borrowers and their Significant Subsidiaries in any Person;

         (f) FINANCIAL CONDITION. (i) The Borrowers have heretofore furnished to the Administrative Agent and the Administrative Agent hereby acknowledges receipt of the audited consolidated balance sheet of IVAX and its Subsidiaries as at December 31, 1995 and the notes thereto and the related consolidated statements of operations, stockholders' equity and cash flows for the Fiscal Year then ended as audited by Arthur Andersen L.L.P. and as to which Arthur Andersen L.L.P. has expressed an opinion based on such audit, accompanied by unaudited consolidating balance sheet of IVAX and its Subsidiaries as at December 31, 1995 and a related unaudited consolidating statement of operations for the Fiscal Year then ended. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of IVAX and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in their stockholders' equity for such Fiscal Year, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis;

             (ii) since December 31, 1995, there has been no materia adverse change in the condition, financial or otherwise, of the Borrowers and their Subsidiaries, each considered as a whole, which has not been disclosed in writing by the Borrowers to the Lenders prior to the Closing Date, or in the businesses, properties and operations of the Borrowers and their Subsidiaries, each considered as a whole, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

            (iii) except as set forth or recorded in the financial statements referred to in Section 7.01(f)(i) or in SCHEDULE 7.01(F) or SCHEDULE 7.01(J) hereto or otherwise disclosed by the Borrowers in writing to the Lenders prior to the Closing Date, neither Borrower nor any Subsidiary of either Borrower has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied which in the aggregate would have a material adverse effect on the business, operations or condition, financial or otherwise, of IVAX and its Subsidiaries, taken as a whole;

         (g) TITLE TO PROPERTIES. Each of the Borrowers and their Significant Subsidiaries have title to all their respective real and personal properties, subject to no Liens, except for (x) the Liens described in SCHEDULE 7.01(G)

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

attached hereto and incorporated herein by reference or Liens to be satisfied with the proceeds of the Loans, and (y) Liens permitted under Section 9.05 hereof;

         (h) TAXES. Except as set forth in SCHEDULE 7.01(H) hereto or otherwise disclosed in writing by such Borrower to the Lenders prior to the Closing Date, such Borrower and its Significant Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and except for taxes and assessments being contested in good faith and against which reserves satisfactory to such Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except for taxes not paid and tax returns the failure to file of which would not have a material adverse effect on the business, operations or condition, financial or otherwise, of IVAX and its Significant Subsidiaries, taken as a whole;

         (i) OTHER AGREEMENTS. Except as set forth in SCHEDULE 7.01(I), or otherwise disclosed in writing by such Borrower to the Lenders prior to the Closing Date neither such Borrower nor any Significant Subsidiary of such Borrower is

              (i) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions materially adversely affecting the ability of such Borrower to repay Advances made under this Agreement; or

             (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Borrower or any Significant Subsidiary of such Borrower is a party, which default has, or if not remedied within any applicable grace period could have, a material adverse effect on the business, operations or condition, financial or otherwise, of IVAX and its Subsidiaries, taken as a whole;

         (j) LITIGATION. Except as set forth in SCHEDULE 7.01(J) hereto or otherwise disclosed in writing by such Borrower to the Lenders prior to the Closing Date, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of such Borrower, threatened by or against such Borrower or any Significant Subsidiary of such Borrower or affecting such Borrower or any Significant Subsidiary of such Borrower or any properties or rights of such Borrower or any Significant Subsidiary of such Borrower, which would, if adversely determined, materially adversely affect the financial condition, business or operations of such Borrower and its Significant Subsidiaries, taken as a whole;

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         (k)  MARGIN STOCK. The proceeds of the borrowings made pursuant t
Article II hereof will be used by such Borrower only for the purposes set forth in Section 2.13 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither such Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         (l) INVESTMENT COMPANY. Neither such Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.);

         (m) PATENTS, ETC. Except as set forth in SCHEDULE 7.01(M) hereto or otherwise disclosed in writing by such Borrower to the Lenders prior to the Closing Date, such Borrower and its Significant Subsidiaries own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person which conflict is reasonably likely to have a materially adverse effect on IVAX and its Subsidiaries, taken as a whole;

         (n) NO UNTRUE STATEMENT. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of such Borrower or any Guarantor in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary in order to make any such representation or statement contained therein, in light of the circumstances under which it was made, not misleading in any material respect;

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         (o)   NO CONSENTS, ETC. Except as set forth in SCHEDULE 7.01(O) hereto or as otherwise disclosed in writing by such Borrower to the Lenders prior to the Closing Date, neither the respective businesses or properties of such Borrower or any Significant Subsidiary of such Borrower, nor any relationship between such Borrower or any Significant Subsidiary of such Borrower and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of such Borrower or any Significant Subsidiary of such Borrower as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be, in any case where the failure to obtain such consent, approval, authorization, filing, registration or qualification would affect the legality, validity or enforceability of the Loan Documents;

         (p)  ERISA.

              (i) None of the employee benefit plans maintained at any time by such Borrower or any Subsidiary of such Borrower or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA or under any Foreign Benefit Law;

             (ii) None of the employee benefit plans maintained at any time by such Borrower or any Subsidiary of such Borrower which are employee pension benefit plans and which are subject to Title IV of ERISA or any Foreign Benefit Law or the trusts created thereunder has been terminated so as to result in a material liability of such Borrower under ERISA or any other Person exercising similar duties and functions under any Foreign Benefit Law nor has any such employee benefit plan of such Borrower or any Subsidiary of such Borrower incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid or are not yet due and payable; neither such Borrower nor any Subsidiary of such Borrower has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; such Borrower and the Subsidiaries of such Borrower have made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan;

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

         except as disclosed in SCHEDULE 7.01(P), neither such Borrower nor any Subsidiary of such Borrower has incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation or other Person exercising similar duties and functions under any Foreign Benefit Law;

            (iii) Except as disclosed in SCHEDULE 7.01(P), or otherwise disclosed in writing to the Administrative Agent prior to the Closing Date, the present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA or any Foreign Benefit Law, maintained by such Borrower or any Subsidiary of such Borrower, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

             (iv) The consummation of the Loans and the issuance of the Letters of Credit provided for in Article II and Article III will not involve any prohibited transaction under ERISA or violate any Foreign Benefit Law which in either case is not subject to a statutory or administrative exemption;

              (v) To the best of such Borrower's knowledge, each employee pension benefit plan subject to Title IV of ERISA or other Foreign Benefit Law, maintained by such Borrower or any Subsidiary of such Borrower, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules and any applicable Foreign Benefit Law;

             (vi) There has been no withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which such Borrower or any Subsidiary of such Borrower is or was a contributor;

            (vii) As used in this Agreement, the terms "employee benefit plan, "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

           (viii) Neither such Borrower nor any Significant Subsidiary of such Borrower has any liability not disclosed on any of the financial statements furnished to the Lenders pursuant to Section 7.01(f) hereof, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death

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

         benefits, which liability would have a material adverse effect on the financial condition of such Borrower or any Subsidiary;

         (q) NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder;

         (r) HAZARDOUS MATERIALS. To the knowledge of such Borrower, such Borrower and each Significant Subsidiary of such Borrower is in compliance with all applicable Environmental Laws in all material respects and neither such Borrower nor any Significant Subsidiary of such Borrower has been notified of any action, suit, proceeding or investigation which calls into question compliance by such Borrower or any Significant Subsidiary of such Borrower with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material the effect of which would have a materially adverse effect on such Borrower and its Significant Subsidiaries, taken as a whole;

         (s) RICO. To the knowledge of such Borrower, neither such Borrower nor any Subsidiary of such Borrower is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws the effect of which would have a material adverse effect on IVAX and its Subsidiaries, taken as a whole;

         (t) EMPLOYMENT MATTERS. Except as disclosed on SCHEDULE 7.01(T) hereto or as otherwise disclosed in writing by such Borrower to the Lenders prior to the Closing Date, such Borrower and its Significant Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or to the knowledge of such Borrower threatened any material litigation, administrative proceeding nor, to the knowledge of such Borrower, any investigation, in respect of such matters the effect of which non-compliance, litigation, administrative proceeding or investigation would have a material adverse effect on IVAX and its Subsidiaries, taken as a whole.

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                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, each Borrower will and will cause each Significant Subsidiary of such Borrower to:

         8.01 FINANCIAL REPORTS, ETC. (a) within 120 days after the end of each Fiscal Year of IVAX, deliver or cause to be delivered to the Administrative Agent (together with copies for each Lender) (i) consolidated and unaudited consolidating balance sheets of IVAX and its Subsidiaries, and the notes thereto, the related consolidated and unaudited consolidating statements of operations, stockholders' equity and cash flows and the respective notes thereto for such Fiscal Year, setting forth in the case of the consolidated statements comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing, with respect to the consolidated financial reports, opinions of any of Arthur Andersen L.L.P., Coopers & Lybrand, Price Waterhouse L.L.P., KPMG Peat Marwick, Deloitte & Touche, Ernst & Young or other such independent certified public accountants selected by IVAX and approved by the Required Lenders, which are unqualified as to the scope of the audit performed and as to the "going concern" status of such Borrower; (ii) Consolidating Balance Sheet of NHL and its Subsidiaries for such Fiscal Year; and (iii) a certificate of an Authorized Representative demonstrating compliance with Sections 9.01 through 9.03 of this Agreement, which certificate shall be in the form attached hereto as EXHIBIT F;

         (b) within 50 days after the end of each quarterly period (except the last reporting period of the Fiscal Year), deliver to the Administrative Agent (together with copies for each Lender) (i) consolidated and consolidating balance sheets of IVAX and its Subsidiaries as of the end of such reporting period, the related consolidated and consolidating statements of operations and cash flows for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such consolidated financial statements present fairly the financial position of IVAX and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with GAAP, subject, however, to year end adjustments with respect to interim financials, (ii) Consolidating Balance Sheet of NHL and its Subsidiaries for such reporting period and (iii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 8.01(a)(iii);

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

         (c) together with each delivery of the financial statements required by
Section 8.01(a)(i) hereof, deliver to the Administrative Agent (together with copies for each Lender) a letter from such Borrower's accountants specified in
Section 8.01(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8.01(a)(i), they obtained no knowledge of any Default or Event of Default by such Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial covenants (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) promptly upon their becoming available to such Borrower, such Borrower shall deliver to the Administrative Agent (together with copies for each Lender) a copy of (i) all regular or special reports or effective registration statements for the sale of securities to the general public on behalf of such Borrower or the private placement of securities of such Borrower which such Borrower or any Subsidiary of such Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by such Borrower to its shareholders, bondholders or the financial community in general, and (iii) any management letter submitted to such Borrower or any of its Significant Subsidiaries by independent accountants in connection with any annual, interim or special audit of such Borrower or any of its Subsidiaries; and

         (e) promptly, from time to time, deliver or cause to be delivered to the Administrative Agent and each Lender such other information regarding such Borrower's and each Subsidiary of such Borrower's operations, business affairs and financial condition as the Administrative Agent or such Lender may reasonably request from an Authorized Representative. The Administrative Agent and the Lenders are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Administrative Agent, to any regulatory authority having jurisdiction over any of the Lenders pursuant to any request therefor, or, subject to Section 12.01(e) hereof, to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan or Letter of Credit permitted by this Agreement.

         8.02 MAINTAIN PROPERTIES. Maintain all properties necessary to its operations in good working order and condition (ordinary wear and tear excepted).

         8.03 EXISTENCE, QUALIFICATION, ETC. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits and maintain its license or qualification to do business as a foreign corporation and good standing in each

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


jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and which are material to the business of IVAX and its Significant Subsidiaries, taken as a whole.

         8.04 REGULATIONS AND TAXES. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties and the failure to pay of which would have a material adverse effect on the financial condition, business or operations of IVAX and its Subsidiaries, taken as a whole, except liabilities being contested in good faith and against which adequate reserves have been established.

         8.05 INSURANCE. (i) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards (excluding environmental hazards) as are customarily insured against by similar businesses owning such properties similarly situated,
(ii) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property, and (iii) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes).

         8.06 TRUE BOOKS. Keep true books of record and account in which full, true and correct entries will be made of all of its material dealings and transactions, and set up on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         8.07 RIGHT OF INSPECTION. Permit any Person designated by any Lender or the Administrative Agent at the Lender's or Administrative Agent's expense, as the case may be, upon notice to an Authorized Representative, to visit and inspect any of the properties, corporate books and financial reports of such Borrower and its Subsidiaries, and upon reasonable prior notice to an Authorized Representative and at reasonable times to discuss their respective affairs, finances and accounts with their principal officers and independent certified public accountants. The Lenders and Administrative Agent shall be provided copies of such financial information and reports as they may request from an Authorized Representative, provided that so long as no Event of Default exists under this Agreement, the Lender or Agent requesting such copies shall pay all reasonable expenses of producing such copies.

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


         8.08 OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business if the failure to conform to or observe such laws, rules and regulations would have a material adverse effect on such Borrower or any Significant Subsidiary of such Borrower.

         8.09 COVENANTS EXTENDING TO SUBSIDIARIES. Cause each of its Significant Subsidiaries to do with respect to itself, its business and its assets, each of the things required of such Borrower in Sections 8.02 through 8.08, inclusive.

         8.10 OFFICER'S KNOWLEDGE OF DEFAULT. Upon the President, the Chief Operating Officer, the Chief Financial Officer or the Vice President--Finance of such Borrower obtaining actual knowledge of any Default or Event of Default hereunder or under any other obligation of such Borrower or any Significant Subsidiary where the amount of the obligation is $10,000,000 or greater, cause such officer to promptly notify the Administrative Agent of the nature thereof, the period of existence thereof, and what action such Borrower proposes to take with respect thereto.

         8.11 SUITS OR OTHER PROCEEDINGS. Upon the President, the Chief Operating Officer, the Chief Financial Officer or the Vice President--Finance of such Borrower obtaining actual knowledge of any litigation or other proceedings being instituted against such Borrower or any Significant Subsidiary of such Borrower, or any attachment, levy, execution or other process being instituted against any assets of such Borrower or any Significant Subsidiary of such Borrower, in an aggregate amount greater than $10,000,000 not otherwise covered by insurance, promptly deliver to the Administrative Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         8.12 NOTICE OF DISCHARGE OF HAZARDOUS MATERIAL OR ENVIRONMENTAL COMPLAINT. Promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by such Borrower or any Significant Subsidiary of such Borrower from any Governmental Authority relating to any material (a) violation or alleged violation by such Borrower or any Significant Subsidiary of such Borrower of any applicable Environmental Laws or OSHA; or (b) liability or alleged liability of such Borrower or any Significant Subsidiary of such Borrower for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         8.13 INDEMNIFICATION. Such Borrower hereby agrees to defend, indemnify and hold the Administrative Agent and the Lenders harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs

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


and reasonable attorneys' fees) arising directly or indirectly from, out of or by reason of the handling, storage, treatment, emission or disposal of any Hazardous Material by or in respect of such Borrower or any Subsidiary of any such Borrower or property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 8.13 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

         8.14 FURTHER ASSURANCES. At its cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         8.15 ERISA REQUIREMENT. Comply in all material respects with all requirements of ERISA, to the extent applicable, and any Foreign Benefit Law applicable to it and furnish to the Administrative Agent as soon as possible and in any event (i) within thirty (30) days after such Borrower knows or has reason to know that any reportable event or other event under any Foreign Benefit Law with respect to any employee benefit plan maintained by such Borrower or any Subsidiary of such Borrower which could give rise to termination or the imposition of any material tax or penalty has occurred, written statement of an Authorized Representative describing in reasonable detail such reportable event or other event under any Foreign Benefit Law and any action which such Borrower or applicable Subsidiary of such Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the PBGC or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized, (ii) promptly after receipt thereof, a copy of any notice that such Borrower or any Subsidiary of such Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any employee benefit plan or plans of such Borrower or any Subsidiary of such Borrower or to appoint a trustee to administer any such plan, and (iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Representative setting forth details as to such failure and the action that such Borrower or its affected Subsidiary, as applicable, proposes to take with respect thereto, together with a copy of such notice given to the PBGC.

         8.16 CONTINUED OPERATIONS. Continue at all times (i) to conduct its business and engage principally in the same general line or lines of business substantially as heretofore conducted or

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


those lines of business related to the health care industry or personal care industry, and (ii) preserve, protect and maintain free from Liens its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary for the conduct of its operations.

         8.17 USE OF PROCEEDS. Use the proceeds of the Loans solely for the purposes specified in Section 2.13 hereof.

         8.18 MCGAW. Promptly after the payment in full of the Senior Notes cause McGaw to execute and deliver to the Administrative Agent for the benefit of the Lenders an unlimited guaranty agreement in the form of the Guaranty together with corporate resolutions of McGaw duly adopted and authorizing the execution and delivery of such guaranty agreement together with an opinion of counsel to McGaw substantially in the form of the opinion set forth in EXHIBIT M.

         8.19 SIGNIFICANT SUBSIDIARY. Within thirty (30) days after the end of any fiscal quarter in which any Subsidiary of a Borrower becomes a Significant Subsidiary, cause to be delivered to the Administrative Agent for the benefit of the Lenders each of the following:

                  (a)  a Guaranty executed by such Subsidiary;

                  (b) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Guaranty provided for in this Section 8.19 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent, to the effect that:

                           (i) such Subsidiary is duly organized, validly
                  existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a material adverse effect on its business taken as a whole;

                           (ii) the execution, delivery and performance of the
                  Guaranty described in this Section 8.19 to which such Subsidiary is a signatory has been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreement has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

                  (c) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of document described in this Section 8.19.

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                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, each Borrower (unless indicated otherwise) agrees that it will not, nor will it permit any of its Significant Subsidiaries to:

         9.01 CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth to be less than (i) $480,000,000 at December 31, 1995 and (ii) as at the last day of each succeeding fiscal quarter of IVAX and until (but excluding) the last day of the next following fiscal quarter of IVAX, the sum of (A) the amount of Consolidated Tangible Net Worth required to be maintained pursuant to this
Section 9.01 as at the end of the immediately preceding fiscal quarter, plus (B) 50% of Consolidated Net Income (but not any portion of any loss) during the immediately preceding fiscal quarter of the Borrower ending on such day (including in Consolidated Net Income, for purposes of this Section 9.01 only, any net gain or credit of an extraordinary nature determined in accordance with Generally Accepted Accounting Principles) plus (C) 100% of the consolidated tangible net worth (so long as positive) of any entity acquired pursuant to a Permitted Acquisition which is accounted for on a "pooling of interest" basis plus (D) 100% of the net cash proceeds of any issuance by IVAX of any equity interests in IVAX. Permit consolidated tangible net worth of NHL and its Subsidiaries to be less than $1.00.

         9.02 CONSOLIDATED LEVERAGE RATIO. Permit at any time the Consolidated Leverage Ratio to be more than 3.5 to 1.00.

         9.03 CONSOLIDATED FIXED CHARGE RATIO. Permit at any time the Consolidated Fixed Charge Ratio to be less than 1.75 to 1.00.

         9.04 INDEBTEDNESS OR GUARANTEED OBLIGATIONS. Incur, create, assume or permit to exist any Indebtedness or Guaranteed Obligations, howsoever evidenced, except

              (i) Indebtedness or Guaranteed Obligations existing as of the date hereof and as set forth in SCHEDULE 9.04 attached hereto and incorporated herein by reference and any Indebtedness arising by reason of the refinancing of any Indebtedness described in SCHEDULE 9.04 so long as (x) the rate of interest at par is no greater than that paid or payable with respect to the Indebtedness to be refinanced, (y) the terms of repayment are as favorable as that of the Indebtedness to be refinanced, and (z) no additional Lien is created in connection therewith;

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             (ii) Indebtedness or other Obligations owed the Administrative
         Agent or the Lenders in connection with this Agreement;

            (iii) the Guaranty of the Guarantors;

             (iv) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

              (v) each Significant Subsidiary existing as of the date hereof of a Borrower may incur Indebtedness, including Guaranteed Obligations, of up to $25,000,000 (excluding Indebtedness permitted under clauses (i), (ii) and (iii) of this Section 9.04) and each Significant Subsidiary acquired after the Closing Date may incur Indebtedness greater than $25,000,000 PROVIDED such Significant Subsidiary incurred such greater amount prior to the date a Borrower acquired such Significant Subsidiary; PROVIDED that the aggregate Indebtedness of all Subsidiaries (including Indebtedness permitted under clause (i) of this Section 9.04 but excluding Indebtedness, including Guaranteed Obligations, incurred hereunder and Indebtedness under the Senior Notes) shall not exceed 25% of Consolidated Tangible Net Worth (including newly acquired Subsidiaries on a pro forma basis);

             (vi) in addition to those items listed in clauses (i) through (v) Guaranteed Obligations of IVAX (excluding any item of IVAX or its Significant Subsidiaries constituting Indebtedness) the outstanding amount of which do not exceed in the aggregate $60,000,000; and

            (vii) in addition to those items listed in (i) through (vi) additional Indebtedness of IVAX so long as after giving effect thereto no Default or Event of Default exists hereunder.

         9.05 LIENS. Incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by such Borrower or any of its Significant Subsidiaries, other than

              (i) Liens existing as of the date hereof and as set forth in
         SCHEDULE 7.01(G) attached hereto;

             (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

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            (iii) statutory Liens of landlords and Liens of carriers,
         warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

             (iv) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

              (v) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of such Borrower or any Significant Subsidiary of such Borrower and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to such Borrower or any Significant Subsidiary of such Borrower; and

             (vi) Liens on property securing Indebtedness assumed in connection with a Permitted Acquisition so long as the property securing such Indebtedness is acquired (or the Person owing such property is acquired) in such Permitted Acquisition.

            (vii) purchase money Liens to secure Indebtedness permitted under
         Section 9.04(vii) hereof so long as such Indebtedness is incurred to purchase fixed assets, the Indebtedness represents not less than 75% of the purchase price of such assets, and no other property other than the property acquired with the proceeds of such Indebtedness secures such Indebtedness, provided that the total amount of such Indebtedness secured by purchase money Liens, including that described in SCHEDULE 7.01(G) but excluding those securing Indebtedness paid with the proceeds of the Loan, at no time exceeds 10% of Consolidated Shareholders' Equity.

         9.06 TRANSFER OF ASSETS. Sell, lease, transfer or otherwise dispose of
(i) any interest in any Significant Subsidiary provided that if either of the Specialty Chemicals Group or the Personal Care Product Group become Significant Subsidiaries, IVAX may dispose of either one or both of such groups PROVIDED (A) no Default or Event of Default would result from such disposition, and

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(B) since March 1, 1996 IVAX has not made contributions to such groups without fair consideration, of net assets which exceed, in the aggregate $20,000,000 in book value and (C) Significant Subsidiaries of IVAX have not made contributions, loans or advances to such groups of any assets, which exceed, in the aggregate, $1,000,000 in book value; or (ii) any other asset of Borrower which has a book value or sales price in excess of $50,000,000 unless the Borrower shall have furnished the Administrative Agent with a certificate in the form of EXHIBIT F demonstrating that after giving effect to such transfer on a pro forma historical basis as at the most recent date for which a certificate has been delivered to the Administrative Agent under Section 8.01 hereof such transfer will not result in a Default or Event of Default hereunder; PROVIDED, HOWEVER, that IVAX (x) may sell, transfer, spin off or otherwise dispose of Specialty Chemicals Group or Personal Care Products Group without furnishing such certificate to the Administrative Agent if the total assets of such group disposed of is less than $100,000,000 and $75,000,000, respectively, and (y) may engage in the Receivables Program; PROVIDED, FURTHER, that the Borrowers and their Significant Subsidiaries may transfer assets to one another.

         9.07 INVESTMENTS; ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or all or substantially all of the assets, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person; PROVIDED, Borrowers and their Significant Subsidiaries may make loans or advances to, maintain investments or invest in or acquire, without duplication or aggregation

              (i) Eligible Securities;

             (ii) eighty percent (80%) or more of the stock or other equity interests, or all or substantially all of the assets of another Person (or a line of business or division of such other Person) provided that such acquisition is a Permitted Acquisition;

            (iii) investments existing as of the date hereof and as set forth in
         SCHEDULE 7.01(D) and SCHEDULE 7.01(E) attached hereto and loans and advances listed on SCHEDULE 9.07(iii) attached hereto;

             (iv) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

              (v) investments in securities rated BBB+ and Baa1 or better by S&P and Moody's, respectively;

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             (vi) loans and advances to or cash investments in any other Person which is less than 80% owned by such Borrower in an aggregate outstanding amount (to be determined at the time of any such loan, advance or investment) not to exceed 7.5% of Consolidated Shareholders' Equity;

            (vii) loans and advances to and investments in Subsidiaries of which more than 80% of the outstanding stock is owned by such Borrower and is not a Guarantor in an aggregate outstanding amount (to be determined at the time of any such loan, advance or investment) not to exceed 7.5% of Consolidated Shareholders' Equity;

           (viii) loans, advances and investments in Guarantors; and

             (ix) investments made with the common stock of Borrower or, to the extent not prohibited under Section 9.11, investments made in any Person with noncash assets of the Borrower or its Subsidiaries so long as after giving effect to such investment no Default or Event of Default shall exist hereunder giving effect to any such investment on a pro forma basis.

         9.08 MERGER OR CONSOLIDATION. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it; provided, however, (i) any Significant Subsidiary of a Borrower may merge or transfer all or substantially all of its assets into or consolidate with any other Significant Subsidiary or a Borrower, (ii) any Person may merge with a Borrower or any Significant Subsidiary if such Borrower or such Significant Subsidiary shall be the survivor thereof and such merger shall not cause, create or result in the occurrence on any Default or Event of Default hereunder and (iii) any Significant Subsidiary may merge into any Subsidiary if such Subsidiary shall do all things pursuant to Section 8.19 to become a Significant Subsidiary.

         9.09 RESTRICTED PAYMENTS. In respect of IVAX, declare or pay in respect of any Four-Quarter Period any dividends (other than those payable solely in capital stock) or distributions, in reduction of capital or otherwise in respect of any equity interest, or purchase, redeem or otherwise retire any such equity interest in excess of 35% of Consolidated Net Income for such Four- Quarter Period; PROVIDED that no distribution shall be made to the extent such distribution would result in the occurrence of any Default or Event of Default hereunder, including without limitation any violation of any of the other provisions of Article IX hereof.

         9.10 CHANGE IN CONTROL. Cause, suffer or permit any Person or group of Persons other than the owners, if any, of more than 49% of outstanding securities of IVAX as of the Closing Date having voting rights in the election of directors, to own or control, directly or indirectly, more than 49% of the outstanding securities of (on a fully diluted basis and taking into account any

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outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests) IVAX having voting rights in the election of directors.

         9.11 TRANSACTIONS WITH AFFILIATES. Enter into any transaction after the date hereof, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate of such Borrower that is not a Subsidiary, except (a) that such Persons may render services to such Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and (b) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's (or any Subsidiary's) business consistent with past practice of such Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to such Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         9.12 ERISA. With respect to all employee pension benefit plans maintained by such Borrower or any Subsidiary of such Borrower:

              (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA or to any other Person exercising similar duties and functions under any Foreign Benefit Law;

             (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject such Borrower or a Subsidiary of such Borrower to a tax or penalty or other liability (A) on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA or (B) under any Foreign Benefit Law;

            (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under the terms of such plan;

             (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

              (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability (A) to the Pension Benefit Guaranty Corporation or (B) under any Foreign Benefit Law; or

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             (vi) incur any withdrawal liability with respect to any
         Multi-employer Plan.

         9.13  FISCAL YEAR.  Change its Fiscal Year.

         9.14 DISSOLUTION, ETC. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with the merger or consolidation of Subsidiaries into each other or into a Borrower permitted pursuant to Section 9.08. Nothing contained herein shall prevent the liquidation, dissolution or winding up of a Subsidiary so long as the assets of such Subsidiary are transferred to the Borrower, a Significant Subsidiary or a Subsidiary that shall become a significant Subsidiary pursuant to Section 8.19, by operation of law or otherwise.

         9.15 RATE HEDGING OBLIGATIONS. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations except (i) those entered into with respect to Indebtedness of such Borrower or its Significant Subsidiaries, and (ii) those which are entered into in order to minimize risk associated with transactions arising in the ordinary course of business and are not entered into for speculative purpose.

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                                    ARTICLE X

                       EVENTS OF DEFAULT AND ACCELERATION

         10.01 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III hereof, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or of any fees or other amounts payable to the Lenders or the Administrative Agent under the Loan Documents within five Business Days of the date on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Section 8.07 which is not cured within three Business Days after receipt of notice of such default, or if default shall be made in the performance or observance of any covenant set forth in Sections 8.06, 8.10, 8.18, 8.19 or 9.04 through 9.15 hereof;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Administrative Agent or the date that the President, Chief Financial Officer, Chief Operating Officer or Vice President--Finance of either of the Borrowers becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Administrative Agent or the Lenders or delivered to the Administrative Agent or the Lenders in connection with or pursuant to this Agreement or any of the Obligations (beyond any applicable grace period, if any, contained therein), or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Administrative Agent), or

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         if without the written consent of the Administrative Agent, this
         Agreement or any other Loan Document shall be disaffirmed by either of the Borrowers or any Guarantor or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Administrative Agent); or

                  (e) if a default shall occur, which is not waived or cured within any applicable cure period, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Loans) of either of the Borrowers or of any Significant Subsidiary in an amount not less than $10,000,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by either of the Borrowers or any Significant Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, or if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; or

                  (f) if any representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of the Borrowers or any Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given or on the date as of which the facts set forth therein are stated or certified, as the case may be; or

                  (g) if either of the Borrowers or any Significant Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of either of the Borrowers or any Significant Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against either of the Borrowers or any Significant Subsidiary seeking reorganization

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         or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within thirty (30) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of either of the Borrowers or any Significant Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against either of the Borrowers or any Significant Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of thirty (30) days; or if either of the Borrowers or any Significant Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $10,000,000 is rendered against either of the Borrowers or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrowers' or any Subsidiary's properties for any amount in excess of $10,000,000; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (j) if either of the Borrowers or any Significant Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of either of the Borrowers or IVAX and its Subsidiaries, taken as a whole; or

                  (k) if (i) either of the Borrowers or any Subsidiary shall engage in any prohibited transaction (as described in Section 9.14(ii) hereof), which is not subject to a statutory or administrative exemption, involving any employee pension benefit plan of either of the Borrowers or any Subsidiary, (ii) any accumulated funding deficiency (as referred to in Section 9.14(iv) hereof), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a reportable event (as referred to in Section 9.14(v) hereof) (other than a reportable event for which the statutory notice requirement to the Pension Benefit Guaranty Corporation has been waived by regulation) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which reportable event or institution or proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for

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         purposes of Title IV of ERISA, and in the case of such a reportable event, the continuance of such reportable event shall be unremedied for sixty (60) days after notice of such reportable event pursuant to
         Section 4043(a), (c) or (d) of ERISA is given, as the case may be, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, and such termination results in a material liability of either of the Borrowers or any Subsidiary to such Single Employer Plan or the Pension Benefit Guaranty Corporation, (v) either of the Borrowers or any Subsidiary shall withdraw from a Multi- employer Plan for purposes of Title IV of ERISA, and, as a result of any such withdrawal, either of the Borrowers or any Subsidiary shall incur withdrawal liability to such Multi- employer Plan, or (vi) any other event or condition shall occur or exist with respect to any Single Employer Plan or Multi-employer Plan; and in each case in clauses (i) through (vi) of this Section 10.01(k), such event or condition, together with all other such events or conditions, if any, would subject either of the Borrowers or any Subsidiary to any tax, penalty or other liabilities equal to or in excess of $10,000,000, and in each such case the event or condition is not remedied to the satisfaction of the Required Lenders within ninety (90) days after the earlier of (i) receipt of notice of such event or condition by the Authorized Representative from the Administrative Agent or (ii) either of the Borrowers becomes aware of such event or condition; notwithstanding the foregoing, if either of the Borrowers or any Subsidiary maintains an employee pension benefit plan subject to Title IV of ERISA under which at any time the present value of vested accrued benefits exceeds the then current value of the assets of such plan allocable to such benefits, the existence of such excess shall not constitute an Event of Default so long as no accumulated funding deficiency exists that could subject either of the Borrowers or any Subsidiary to any tax under Internal Revenue Code
         Section 4971 with respect to such plan; or

                  (l)  if either of the Borrowers or any Significant
         Subsidiary shall breach any of the terms or conditions of any agreement under which any Rate Hedging Obligation in a notional amount in excess of $10,000,000 permitted pursuant to Section 9.15 is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such Obligation, or either of the Borrowers or any Significant Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

                  (m) if the Senior Notes have not been paid in full by April 1, 1997;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

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                  (A) either or both of the following actions may be taken: (i)
         the Administrative Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or issue Letters of Credit, hereunder shall terminate immediately, and (ii) the Administrative Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Administrative Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; PROVIDED, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to lend and issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders;

                  (B) The Borrowers shall, upon demand of the Administrative Agent or the Required Lenders, deposit cash with the Administrative Agent in accordance with the LC Account Agreement in an amount equal to the amount of any Letters of Credit remaining undrawn or unpaid, as collateral security for the repayment of any future drawings or payments under such Letters of Credit and the Borrowers shall forthwith deposit and pay such amounts and such amounts shall be held by the Administrative Agent pursuant to the terms of the applicable Application and Agreement for Letter of Credit;

                  (C) the Administrative Agent and the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law. In addition, from and after the occurrence of a Default or Event of Default the indebtedness evidenced by the Notes shall bear interest at the Default Rate and the Unused Fee shall be 20 basis points.

         10.02 ADMINISTRATIVE AGENT TO ACT. In case any one or more Events of Default shall occur and not have been waived, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both,

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whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         10.03 CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Administrative Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         10.04 NO WAIVER. No course of dealing between the Borrowers and any Lender or the Administrative Agent or any failure or delay on the part of any Lender or the Administrative Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         10.05 DEFAULT. The Administrative Agent and the Lenders shall have no right to accelerate any of the Loans upon, or to institute any action or proceeding before any court to realize upon collateral as a result of, the occurrence of any Default which shall not also constitute an Event of Default; PROVIDED, however, nothing contained in this sentence shall in any respect impair or adversely affect the right, power and authority of the Administrative Agent and the Lenders (i) to take any action expressly required or permitted to be taken under the Loan Documents upon the occurrence of any Default (and including any action or proceeding which the Administrative Agent may determine to be necessary or appropriate in furtherance of any such expressly authorized action) and (ii) to take any action provided under the Loan Documents or otherwise available by statute, at law or in equity upon the occurrence of any Default.

         10.06 ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article X hereof, all payments received by the Administrative Agent under the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder shall be applied by the Administrative Agent in the following order:

              (i) amounts due to the Lenders pursuant to Sections 2.10, 3.03, 8.13, 12.05 and 12.11 hereof;

             (ii) amounts due to (A) each Issuer pursuant to Section 3.04 hereof, and (B) the Administrative Agent pursuant to Section 11.11 hereof;

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            (iii) payments of interest on Loans, to be applied for the ratable benefit of the Lenders;

             (iv) payments of principal on Loans, to be applied for the ratable benefit of the Lenders;

              (v) payment of cash amounts to the Administrative Agent in respect of Outstanding Letters of Credit pursuant to Section 10.01(B) hereof;

             (vi) payment of Obligations owed a Lender or Lenders pursuant to Swap Agreements on a pro rata basis according to amounts owed;

            (vii) payments of all other amounts due under this Agreement, if any, to be applied for the ratable benefit of the Lenders; and

           (viii) any surplus remaining after application as provided for herein, to the Borrowers or otherwise as may be required by applicable law.

         With respect to the books of any Lender, such Lender may apply the payments received by it against obligations owed it hereunder as it may elect.

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                                   ARTICLE XI

                                   THE AGENTS

         11.01 APPOINTMENT. Each Lender hereby irrevocably designates and appoints NationsBank as the Administrative Agent of the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes the Administrative Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         11.02 ATTORNEYS-IN-FACT. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by either of them with reasonable care.

         11.03 LIMITATION ON LIABILITY. The Administrative Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. The Administrative Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries, or any officer or representative thereof contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Administrative Agent under or in connection with this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents, or for any failure of the Borrowers to perform their obligations thereunder, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Administrative Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrowers or to inspect the properties, books or records of the Borrowers or their Subsidiaries.

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         11.04 RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment shall have been filed with and accepted by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

         11.05 NOTICE OF DEFAULT. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, the Authorized Representatives or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.06 NO REPRESENTATIONS. Each Lender expressly acknowledges that neither of the Administrative Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed

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appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrowers and their Subsidiaries and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any of their Subsidiaries which may come into the possession of the Administrative Agent or any of its affiliates.

         11.07 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting any obligations of the Borrowers or any Subsidiary so to do), ratably according to the respective principal amount of the Notes held by it (or, if no Notes are outstanding, ratably in accordance with its Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this subsection shall survive the payment of any of the Obligations and the termination of this Agreement.

         11.08 LENDER. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and their Subsidiaries as though it was not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall,

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unless the context otherwise indicates, include each Agent in its individual capacity.

         11.09 RESIGNATION. If the Administrative Agent shall resign as Administrative Agent under this Agreement then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrowers, which consent shall not be unreasonably withheld, a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be a commercial bank organized or authorized to do business under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the former Administrative Agent and the obligations of the former Administrative Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement; PROVIDED, however, that the former Administrative Agent's resignation shall not become effective until such successor Administrative Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Administrative Agent; PROVIDED, FURTHER, that if the Required Lenders and, if applicable, the Borrowers cannot agree as to a successor Administrative Agent within ninety (90) days after such resignation, the Administrative Agent shall appoint a successor Administrative Agent which satisfies the criteria set forth above in this
Section 11.09 for a successor Administrative Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; PROVIDED, however that in such event all provisions of this Agreement and the Loan Documents, shall remain in full force and effect. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10 SHARING OF PAYMENTS, ETC. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article IV) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment pursuant to Article IV), then (A) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; PROVIDED, however, that for purposes of this Section 11.10 the term "pro rata" shall be determined with respect to both the Revolving Credit Commitment of each Lender and to the Total Revolving Credit

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Commitments after subtraction in each case of amounts, if any, by which any such
Lender has not funded its share of the outstanding Loans and Reimbursement Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this
Section 11.10 shall be rescinded to the extent of such recovery, without interest. The Borrowers expressly consent to the foregoing arrangements and agree that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         11.11 ADMINISTRATIVE FEES. The Borrowers shall pay to the Administrative Agent an annual administrative fee in such amount as the Borrowers and the Administrative Agent have agreed, such fee to be paid annually in advance beginning on the Closing Date.

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                                   ARTICLE XII

                                  MISCELLANEOUS

         12.01  ASSIGNMENTS AND PARTICIPATIONS.

         (a) At any time after the Closing Date each Lender may, with the prior consent of the Administrative Agent, the Syndication Agent and the Borrowers, which consents shall not be unreasonably withheld (it being understood that consent may be withheld by the Borrowers if such assignment would subject the Borrowers to the payment of any additional amounts pursuant to the provisions of
Article IV hereof), assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Notes payable to its order); PROVIDED, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations (including Loans and Participations) under this Agreement, (ii) for each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance and the Borrowers hereby consent to execute replacement Notes to give effect to the assignment, (iii) the minimum Revolving Credit Commitment which shall be assigned is $5,000,000 (together with which the assigning Lender's applicable portion of Participations and the Letter of Credit Commitment shall also be assigned) in the case of Lenders existing on the Closing Date and $10,000,000 (together with which the assigning Lender's applicable portion of Participations and the Letter of Credit Commitment shall also be assigned) in the case of any financial institution becoming a Lender after the Closing Date and (iv) such assignee shall have an office located in the United States. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated to it pursuant to such Assignment and Acceptance have the rights and obligations of a Lender hereunder and a holder of such Notes and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. No assignee shall have the right to further assign its rights and obligations pursuant to this Section 12.01. Any Lender who makes an assignment shall pay to the Administrative Agent a one-time administrative fee of $4,000.00 which fee shall not be reimbursed by the Borrowers.

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without

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recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of their obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 7.01 or Section 8.01, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agents on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Notes.

         (c) The Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Administrative Agent shall give prompt notice thereof to Borrowers.

         (e) Each Lender may sell participations at its expense, and subject to the prior written approval by Borrowers of such participant, which approval shall not be unreasonably withheld, to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; PROVIDED, that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $5,000,000 and shall include an allocable portion of such Lender's Participation, and (v) Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; PROVIDED, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval

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of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of any scheduled payment of the Obligations, (B) reduce the interest rates, unused fee or Letter of Credit fee hereunder, (C) increase or extend the Revolving Credit Termination Date or the Revolving Credit Commitment of the Lender granting the participation or (D) release any Guarantor, and (vi) the sale of any such participations which require Borrowers to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

         (f) So long as no Default or Event of Default exist hereunder, the Borrowers may, with the prior written consent of the Administrative Agent, cause any Lender to be replaced by a financial institution not a party to this Agreement by (i) delivering to the Administrative Agent an Assignment and Acceptance executed by such financial institution whereby such financial institution accepts assignment of the Revolving Credit Commitment of the Lender to be replaced and (ii) causing there to be delivered to the Lender an amount equal to the Applicable Commitment Percentage of the Revolving Credit Debit Balance of the Lender to be replaced. Upon receipt by the Lender to be replaced of notice from the Administrative Agent of fulfillment of the conditions set forth above, the Lender to be replaced agrees to execute the Assignment and Acceptance and upon receipt of payment of all Obligations owing to it, together with any amounts payable pursuant to Section 4.04 as a result of such required assignment shall deliver to the Administrative Agent its Notes marked paid all in the manner set forth in Section 12.01(a); provided, however, that the Borrowers shall be responsible for the payment of the administrative fee described therein.

         (g) Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, any Lender may assign all or any portion of its rights and obligations under the Loan Documents and the Notes to any affiliate of such Lender, and any Lender may pledge all or any portion of its interest under the Loan Documents and the Notes to any Federal Reserve Bank as security for obligations of such Lender to the Board, without the consent of the Borrower, the Agent or any other Lender and without the payment of the administrative fee referred to in Section 12.01(a). Any Lender making an assignment pursuant to this subsection shall give notice of such assignment to the Borrowers and the Administrative Agent.

         12.02 NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of notice by telecopy, telegram or telex (where the receipt of such message is verified by return), when received at such telecopy or telex number as may from time to time be specified in written or verbal

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notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

                  (a)      if to the Borrowers:

                           IVAX Corporation
                           4400 Biscayne Boulevard, 12th Floor
                           Miami, Florida 33137-3227
                           Attention:  General Counsel
                           Telephone:  (305) 575-6037
                           Telefacsimile:  (305) 575-6048

                  (b)  if to the Administrative Agent:

                           NationsBank, N.A.
                           100 S.E. Second Street, 14th Floor
                           Miami, Florida 33131
                           Attention:  Corporate Finance
                           Telephone:     305-533-2421
                           Telefacsimile: 305-533-2437

                           with a copy to:

                           NationsBank, N.A.
                           Independence Center, 15th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Tonya Sloan,
                                       Corporate Credit Support - Agency
                                       Services
                           Telephone:     704-388-3916
                           Telefacsimile: 704-386-9923

                  (c)      if to the Syndication Agent:

                           BA Securities, Inc.
                           335 Madison Avenue, 5th Floor
                           New York, New York 10017
                           Attention: Robert Karen
                           Telephone: (212) 503-7945
                           Telefacsimile: (212) 503-7355

                  (d)  if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

         12.03 SETOFF. The Borrowers agrees that the Administrative Agent and each Lender shall have a lien for all the Obligations of the Borrowers upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or

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hereafter pledged, mortgaged, transferred or assigned to the Administrative
Agent or such Lender or otherwise in the possession or control of the Administrative Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrowers and including any balance of any deposit account or of any credit of the Borrowers with the Administrative Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Administrative Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrowers to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee. Notwithstanding the foregoing, the amount of set off with respect to deposits of NHL shall be limited to the amount set forth in Section 5.01.

         12.04 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrowers have continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them. Neither Borrower shall assign any of its rights or obligations hereunder without the consent of all Lenders.

         12.05 EXPENSES. The Borrowers agree (a) to pay or reimburse the Administrative Agent for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Loan Documents (including travel expenses relating to closing), and the consummation of the transactions contemplated hereby and thereby up to the amount previously agreed to, including, without limitation,
(x) the reasonable and customary fees and disbursements of counsel to the Administrative Agent, which shall not exceed the amount previously agreed to,
(y) the reasonable costs of in-house legal services incurred by the Syndication Agent and (z) the reasonable out-of-pocket fees and expenses relating to syndication and closing of the transaction provided herein of up to the amount previously agreed to; (b) to pay or reimburse the Administrative

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Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Administrative Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents, and (d) to pay, indemnify, and hold the Administrative Agent and the Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents or in any respect relating to the transactions contemplated hereby or thereby, (all the foregoing, collectively, the "indemnified liabilities"); PROVIDED, HOWEVER, that the Borrowers shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the willful misconduct or gross negligence of or the willful breach of the Loan Documents by the party seeking indemnification, (ii) legal proceedings commenced against the Administrative Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any taxes imposed upon the Administrative Agent or any Lender other than the documentary, stamp, excise and similar taxes described in clause (c) above or any tax resulting from any Regulatory Change, which tax would be payable to Lenders by Borrowers pursuant to Article IV hereof, (iv) taxes imposed and costs and expenses incurred as a result of a transfer or assignment of any Note, participation or assignment of a portion of its rights or (v) any taxes imposed upon or any costs or expenses incurred by any transferee of any Note. The agreements in this subsection shall survive repayment of the Notes and all other Obligations hereunder.

         12.06 AMENDMENTS. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lenders to any departure therefrom by the Borrowers shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Required Lenders or by the Administrative Agent with the written consent of the Required Lenders, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; PROVIDED, however, that, no such amendment, modification or waiver

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              (i) which changes, extends or waives any provision of Section
         11.10 or this Section 12.06, the amount of or the due date of any scheduled installment of or the rate of interest payable on any Obligation, changes the definition of Required Lenders, which permits an assignment by Borrowers of their Obligations hereunder, which reduces the required consent of Lenders provided hereunder (other than as provided in Section 4.05 hereof), which increases, decreases or extends the Revolving Credit Commitment of any Lender or which increases or extends the Letter of Credit Facility or which waives any condition to the making of any Loan or issuing any Letter of Credit shall be effective unless in writing and signed by each of the Lenders; PROVIDED, however, the Required Lenders may in their sole discretion waive any Default or Event of Default (other than any Default or Event of Default under Section 10.01(a), (b), (g) or (h));

             (ii) which releases a Guarantor shall be effective unless with the written consent of each of the Lenders; or

            (iii) which affects the rights, privileges, immunities or indemnities of the Administrative Agent shall be effective unless in writing and signed by the Administrative Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Administrative Agent and the Lenders, execution by the Administrative Agent shall not be deemed conclusive evidence that the Administrative Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or either Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         12.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         12.08 WAIVERS BY BORROWERS. In any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Loans, any of the Notes, any of the other Loan Documents, the Obligations, or any instrument or document delivered pursuant to this Agreement or the other Loan Documents, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrowers and the Lenders or the Administrative Agent, the Borrowers and each Lender and the Administrative Agent hereby waives, to the extent permitted by applicable law, trial by jury in connection with any such litigation.

         12.09 TERMINATION. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agents or any obligation of the Borrowers, the Lenders or the Agents, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Administrative Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) or the Borrowers have furnished the Lenders and the Administrative Agent with an indemnification satisfactory to the Administrative Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         12.10 GOVERNING LAW. (A) ALL DOCUMENTS EXECUTED PURSUANT TO THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF FLORIDA. THE BORROWERS HEREBY SUBMIT TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR FOR THE PURPOSES OF COLLECTION.

         (B) PURSUANT TO THE ABOVE SUBMISSION TO JURISDICTION, NHL AGREES THAT SERVICE OF ALL PLEADINGS, COMPLAINTS, WRITS, PROCESS OR SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH

FORUM MAY BE MADE UPON ARMANDO TABERNILLA, THE GENERAL COUNSEL OF IVAX ("TABERNILLA") AT THE ADDRESS PROVIDED FOR NOTICES TO IVAX HEREUNDER (THE "PROCESS AGENT"), AND NHL HEREBY IRREVOCABLY APPOINTS THE PROCESS AGENT ITS AGENT AND TRUE AND LAWFUL ATTORNEY- IN-FACT IN ITS NAME, PLACE AND STEAD TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SUCH SERVICE BROUGHT IN ANY SUCH COURT. NHL AGREES AND CONSENTS THAT ANY SUCH SERVICE UPON NHL SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON NHL WHETHER NHL SHALL THEN BE DOING, OR ANY TIME SHALL HAVE DONE, BUSINESS WITHIN THE STATE OF FLORIDA, THAT THE FAILURE OF THE PROCESS AGENT TO ACTUALLY GIVE NOTICE OF ANY SUCH SERVICE TO NHL SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON, AND NHL WAIVES ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE. ANY NOTICE, PROCESS, PLEADINGS OR OTHER PAPERS SERVED UPON THE PROCESS AGENT FOR NHL SHALL, AT THE SAME TIME, BE SENT BY AN AUTHORIZED METHOD DESCRIBED ABOVE FOR THE GIVING OF NOTICE HEREUNDER TO NHL AT ITS ADDRESS SET FORTH ABOVE. NHL HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF BY THE AGENT BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO NHL AT THE ADDRESS FOR GUARANTOR SPECIFIED IN SECTION
12.02. NHL ACKNOWLEDGES THAT, IN APPOINTING SAID AGENT, IT IS ITS INTENTION THAT SUCH SERVICE SHALL BE DEEMED TO SATISFY THE REQUIREMENTS OF ALL LAWS AND RULES OF THE CHIEF EXECUTIVE OFFICE GOVERNING SERVICE OF PROCESS, WHETHER NOW OR HEREAFTER IN EFFECT. NHL FURTHER AGREES THAT IN THE EVENT TABERNILLA IS NO LONGER GENERAL COUNSEL OF IVAX, THEN IVAX SHALL PROMPTLY DESIGNATE A REPLACEMENT PROCESS AGENT FOR ALL PURPOSES OF THIS AGREEMENT.

         12.11 INDEMNIFICATION. (a) In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Lender and the extension of the Revolving Credit Commitments, the Borrowers hereby indemnify, exonerate and hold each Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or supported by any Letter of Credit, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the bad faith, gross negligence or willful misconduct of, or willful breach of the Loan Documents by, such Indemnified Party or an officer, co-officer, director, co-director, employee, co- employee, agent or co-agent of such Indemnified Party or a transfer or disposition of a Note by an Indemnified Party, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) If a claim is to be made by a party entitled to indemnification under this
Section 12.11 or Section 8.13 against the indemnifying party, the party entitled to such indemnification shall give written notice to the indemnifying party promptly after the party entitled to indemnification receives actual notice of any claim, action, suit, loss, cost, liability, damage or expense incurred or instituted for which the indemnification is sought. If requested by either of the Borrowers in writing, and so long as no Default or Event of Default shall have occurred and be continuing, such indemnitee shall contest the validity, applicability and/or amount of such suit, action, or cause of action to the extent such contest may be conducted in good faith on legally supportable grounds. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity under this Section 12.11, written notice thereof shall be given to the indemnifying party as soon as practicable (and in any event within 15 days after the service of the citation or summons). Notwithstanding the foregoing, the failure so to notify the indemnifying party as provided in this Section 12.11 will relieve indemnifying party from liability hereunder only if and to the extent that such failure results in the forfeiture by the indemnifying party of substantive rights and defenses. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then, so long as no Default or Event of Default shall occur and be continuing, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage counsel of its own choice reasonably acceptable to the indemnified party to handle and defend the same, at the indemnifying party's cost, risk and expense, PROVIDED, HOWEVER, that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto and the indemnifying party shall not enter into any settlement of any claim without the consent of the party entitled to indemnification if such settlement shall admit liability by the indemnified party. If (i) the engagement of such counsel by the indemnifying party would present a conflict of interest which would prevent such counsel from effectively defending such action on behalf of the indemnified party, (ii) the defendants in, or targets of, any such lawsuit or action include both the indemnified party and indemnifying party, and the indemnified party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (iii) the indemnifying party fails to assume the defense of the lawsuit or action or to employ counsel reasonably satisfactory to such indemnified party, in either case in a timely manner, or (iv) a Default or Event of Default shall occur and be continuing, then such indemnified party may employ separate counsel to represent or defend it in any such action or proceeding and the indemnifying party will pay the fees and disbursements of such counsel, provided, however, that each indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this Section 12.11 which also involves other indemnities, to use reasonable efforts to avoid unnecessary duplication of efforts by counsel for all indemnities and provided further, that in no event shall the Borrowers be liable for the fees and expenses of more than one separate firm for the indemnified parties. The indemnified party shall cooperate (with all out of pocket costs and expenses associated therewith to be paid by the indemnifying party) in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost (except as set forth in, and in accordance with, the foregoing sentence), participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the indemnifying party has acknowledged to the indemnified party its obligation to indemnify hereunder, the indemnified party, so long as no Default or Event of Default shall have occurred and be continuing, shall not settle such lawsuit or enforcement action without the prior written consent of the indemnifying party and, if the indemnifying party has not so acknowledged its obligation, the indemnified party shall not settle such lawsuit or enforcement action within 20 days' prior written notice to the indemnifying party.

         12.12 HEADINGS AND REFERENCES. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

         12.13 SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         12.14 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         12.15 AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

         12.16 USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under Florida law, shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         12.17 CONFIDENTIALITY. Except as provided in Section 8.01(e) hereof, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature but may, in any event, make disclosures reasonably required in connection with the contemplated transfer or assignment of any of the Loans or participations or as required or requested by any legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall endeavor in good faith to notify the Borrowers of any request under legal process by any governmental agency or representative thereof for disclosure of such information; however, failure to give notice in good faith shall not give rise to liability.

         12.18 ACCOUNTS RECEIVABLE. Notwithstanding any provision contained in this Agreement, to the extent not otherwise prohibited by law, the IVAX and its Subsidiaries (individually a "Transferor" and collectively the "Transferors") may transfer to D&N Holding Company, a wholly-owned Subsidiary of IVAX (herein called "D&N"), all or substantially all of Transferors' respective accounts receivable (the "Transferred Property") provided (i) such transfer to D&N shall occur not earlier than the third Business Day preceding December 31 of each calendar year, (ii) the Transferor shall reacquire title to the Transferred Property free of all Liens (other than any permitted under this Agreement) not later than the third Business Day following such December 31, (iii) there shall be delivered to an office of the Administrative Agent outside the State of Florida and endorsed in favor of the Administrative Agent as security for the Obligations a promissory note of D&N evidencing its obligation to pay for the accounts receivable transferred to D&N, which note shall be promptly returned to D&N upon the transfer by D&N of such Transferred Property to the Transferor of such property, (iv) IVAX shall deliver to the Administrative Agent a written statement of an Authorized Representative to the effect that, to the best of his knowledge, no Liens, judgments or encumbrances exist against D&N Holding that would attach to any of the Transferred Property in favor of any Person, and (v) in calculating all financial covenants contained in Article VIII hereof, the transfer of such accounts receivable shall be disregarded.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                         IVAX CORPORATION

WITNESS:                                 BY:   /s/ MICHAEL W. FIPPS
                                            ----------------------------------
                                              Name:  Michael W. Fipps
                                              Title: Senior Vice President
/s/ JEFFREY EISENBERG                                and Chief Financial Officer
- ------------------------
/s/ SUGEET MACHANDA
- ------------------------


                                         NORTON HEALTHCARE, LIMITED

WITNESS:                                 BY:  /s/ MICHAEL W. FIPPS
                                            ----------------------------------
                                              Name:  Michael W. Fipps
/s/ JEFFREY EISENBERG                         Title: Attorney-In-Fact
- ------------------------
/s/ SUGEET MACHANDA
- ------------------------

COMMITMENT:                              NATIONSBANK, National Association
$38,000,000                              as Administrative Agent for the Lenders

                                         By: /s/ ASHLEY M. CRABTREE
                                            ----------------------------------
                                             Name:  Ashley M. Crabtree
                                             Title: Vice President

                                          NATIONSBANK, National Association

                                          By:/s/ ASHLEY M. CRABTREE
                                             --------------------------------
                                             Name:  Ashley M. Crabtree
                                             Title: Vice President

                                          Lending Office:

                                          101 N. Tryon Street, 15th Floor
                                          Independence Center
                                          Charlotte, North Carolina 28255

                                          Wire Transfer Instructions:
                                          NationsBank, National Association
                                          Charlotte, North Carolina
                                          ABA# 053000196
                                          Corporate Credit Support
                                          Reference:  IVAX Corporation
                                          Attention:  Corporate Credit Support
                                                        Account No.: #1366212163
                                                        REF. IVAX CORPORATION

Commitment                                BANK OF AMERICA ILLINOIS, as Lender
$38,000,000

                                          By:/s/ LAURENS F. SCHAAD, JR.
                                             ---------------------------------
                                             Name:  Laurens F. Schaad, Jr.
                                             Title: Vice President

                                          Lending Office:
                                          231 S. LaSalle Street
                                          Chicago, Illinois  60697

                                          Wire Transfer Instructions:
                                          Bank of America Illinois
                                          Chicago, Illinois  60697
                                          ABA# 0710 00039
                                          Reference:  IVAX Corporation
                                          Attention:  Fred Fischer
                                          Account No.: 47-03421

Commitment                                ABN AMRO BANK N.V., Co-Agent
$30,000,000
                                          By:  ABN AMRO NORTH AMERICAN, INC.,
                                               as Agent


                                           By:/s/ RICHARD LAVINA
                                             --------------------------------
                                           Name: Richard Lavina
                                                -----------------------------
                                           Title: Group Vice President


                                           By:/s/ DEBORAH DAY OROZCO
                                             ---------------------------------
                                            Name:Deborah Day Orozco
                                            Title: Vice President

                                           Lending Office:
                                           200 S. Biscayne Boulevard, 22nd Floor
                                           Miami, Florida  33131

                                           Wire Transfer Instructions:
                                           ABN AMRO Bank Miami
                                           Miami, Florida  33131
                                           ABA# 066010869
                                           Reference:  IVAX Corporation
                                           Account No.: 511180636610 Loan Adm.

Commitment                                  CITICORP, USA, Co-Agent
$30,000,000

                                            By:  /s/ THOMAS D. STOTT
                                               ------------------------------
                                             Name: Thomas D. Stott
                                             Title: Vice President

                                            Lending Office:
                                            399 Park Avenue
                                            New York, New York 10043

                                            Wire Transfer Instructions:
                                            Citibank, N.A.
                                            New York, New York 11120
                                            ABA# 021-0000-89
                                            Reference: IVAX Corporation
                                            Attention: Ronald Shamah
                                            Account No.: 40548046

Commitment                                BARNETT BANK OF SOUTH FLORIDA, N.A.
$26,000,000

                                          By:/s/ GUILLERMO G. CASTILLO
                                               -------------------------------
                                          Name: Guillermo G. Castillo
                                          Title: Vice President

                                          Lending Office:
                                          701 Brickell Avenue
                                          Miami, Florida  33131

                                          Wire Transfer Instructions:
                                          Barnett Bank of Jacksonville
                                          Jacksonville, Florida
                                          ABA# 063-000047
                                          Reference:  IVAX Corporation
                                          Attention:  Commercial Loan Operations

Commitment                                  THE BANK OF NEW YORK
$20,000,000

                                            By:/s/ H. STEPHEN GRIFFITH
                                               ------------------------------
                                             Name:H. Stephen Griffith
                                             Title:Senior Vice President

                                            Lending Office:
                                            One Wall Street
                                            New York, New York  10286

                                            Wire Transfer Instructions:
                                            The Bank of New York
                                            New York, New York  10286
                                            ABA# 021000018
                                            Reference:  IVAX Corporation
                                            Attention:  Commercial Loan Dept.,
                                                        Lorna O. Alleyne
                                            Account No.: GLA #111556

Commitment                              THE BANK OF NOVA SCOTIA
$20,000,000

                                        By: /s/ FRANK F. SANDLER
                                           ---------------------------------
                                          Name: Frank F. Sandler
                                          Title:Relationship Manager

                                        Lending Office:
                                        600 Peachtree Street, N.E.
                                        Suite 2700
                                        Atlanta, Georgia  30308

                                        Wire Transfer Instructions:
                                        The Bank of Nova Scotia, New York Agency
                                        New York, New York  10006
                                        ABA# 026002532
                                        Reference:  IVAX Corporation
                                        For further credit to: Atlanta Agency
                                        Attention:  Jefrey Jones
                                        Account No.: 0606634

                                        SCOTIABANK (U.K.) LIMITED

                                        By: /s/ P.D. GIRLING
                                           ----------------------------------
                                         Name: P.D. Girling
                                         Title: Manager

                                        Lending Office:
                                        33 Finsbury Square
                                        London, England  EC2A 18B

                                        Wire Transfer Instructions:
                                        The Bank of Nova Scotia
                                        New York, USA - Swift: N0SCU533
                                        ABA# 026002532
                                        Favour of: ScotiaBank (U.K.) Limited
                                        Attention: David Sparkes
                                        Account No.: 7294-34

Commitment                            THE BANK OF TOKYO-MITSUBISHI TRUST CO.
$20,000,000

                                      By: /s/ M. SHERIDAN SUNIER
                                         -----------------------------------
                                       Name: M. Sheridan Sunier
                                       Title: Vice President

                                      Lending Office:
                                      1251 Avenue of the Americas
                                      12th Floor
                                      New York, New York 10020-1104

                                      Wire Transfer Instructions:
                                      The Bank of Tokyo-Mitsubishi Trust Company
                                      New York, New York 10020-1104
                                      ABA# 0260-0968-7
                                      Reference: IVAX Corporation
                                      Attention: Loan Operations Dept.
                                      Account No.: 97770477

Commitment                              COMMERZBANK AG, ATLANTA AGENCY
$20,000,000

                                        By: /s/ HARRY P. YERGEY /s/ MARK WORTMAN
                                           ------------------------------------
                                         Name: Harry P. Yergey      Mark Wortman
                                         Title:Vice President       AVP

                                        Lending Office:
                                        1230 Peachtree Street
                                        Suite 3500
                                        Atlanta, Georgia  30309

                                        Wire Transfer Instructions:
                                        Commerzbank AG
                                        New York, New York
                                        ABA# 026008044
                                        Reference: IVAX Corporation, #2004182
                                        Account No.: F/C Atlanta Agency

Commitment                                  CREDIT LYONNAIS NEW YORK BRANCH
$20,000,000

                                            By: /s/ ROBERT IVOSEVICH
                                               ------------------------------
                                             Name: Robert Ivosevich
                                             Title:Senior Vice President

                                            CREDIT LYONNAIS ATLANTA AGENCY

                                            By:/s/ ROBERT IVOSEVICH
                                             Name: Robert Ivosevich
                                             Title: Senior Vice President

                                            Lending Office:
                                            1301 Avenue of the Americas
                                            New York, New York  10019

                                            Wire Transfer Instructions:
                                            Credit Lyonnais New York
                                            New York, New York  10019
                                            ABA# 0260-0807-3
                                            Account #01.24173.0001.00
                                            For further credit to:
                                              Credit Lyonnais Atlanta Agency
                                            Reference:  IVAX Corporation
                                            Attention:  Loan Servicing

Commitment                      DEUTSCHE BANK AG NEW YORK BRANCH
$20,000,000                     and/or CAYMAN ISLANDS BRANCH

                                By: /s/ STEPHAN A. WIEDEMANN /s/ IAIN STEWART
                                   -------------------------------------------
                                Name: Stephan A. Wiedemann     Iain Stewart
                                Title: Vice President  Assistant Vice President

                                Lending Office:
                                31 W. 52nd Street
                                New York, New York 10019

                                Wire Transfer Instructions:
                                Deutsche Bank AG New York Branch
                                New York, New York
                                ABA# 026003780
                                Reference: IVAX Corporation
                                Attention: ______________________
                                Account No.: ____________________

Commitment                                  THE FIRST NATIONAL BANK OF CHICAGO
$20,000,000

                                            By:/s/ ROBERT H. WOLOHAN
                                               ------------------------------
                                             Name:Robert H. Wolohan
                                             Title:Corporate Banking Officer

                                            Lending Office:
                                            The First National Bank of Chicago
                                            One First National Plaza
                                            Suite 0167, 1-10
                                            Chicago, Illinois 60670

                                            Wire Transfer Instructions:
                                            The First National Bank of Chicago
                                            Chicago, Illinois 60670
                                            ABA# 071000013
                                            Reference: IVAX Corporation
                                            Attention: DES Incoming Clearing
                                                       Account
                                            Account No.: 7521-7653

Commitment                             THE INDUSTRIAL BANK OF JAPAN, LIMITED
$20,000,000

                                       By:/s/ JUNYA FUJIWARA
                                          --------------------------------
                                        Name: Junya Fujiwara
                                        Title: Senior Vice President and
                                               Deputy General Manager

                                       Lending Office:
                                       The Industrial Bank of Japan, Ltd.
                                       191 Peachtree Street, N.E.
                                       Suite 3600
                                       Atlanta, Georgia  30303-1757

                                       Wire Transfer Instructions:
                                       The Industrial Bank of Japan, Ltd.,
                                        New York Branch
                                       New York, New York
                                       ABA# 026008345
                                       Reference: IVAX Corporation
                                       For further credit to: IBJ Atlanta
                                        Agency
                                       Account No.: 2601-21014

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Commitment                                 THE SAKURA BANK, LIMITED
$20,000,000                                ATLANTA AGENCY

                                           By:/s/ HIROYASU IMANISHI
                                              --------------------------------
                                            Name: Hiroyasu Imanishi
                                            Title:Vice President and Sr. Manager

                                           Lending Office:
                                           245 Peachtree Center Avenue, N.E.
                                           Suite 2703
                                           Atlanta, Georgia  30303

                                           Wire Transfer Instructions:
                                           Morgan Guaranty Trust Co. of New York
                                           New York, New York
                                           ABA# 021 000 238
                                           Reference:  IVAX Corporation
                                           Account Name: The Sakura Bank, Ltd.,
                                                          New York
                                           Account No.: 631-22-624
                                           In favor of: MTKB, Atlanta,
                                                         A/C 8000100-1

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



Commitment                            THE SUMITOMO BANK, LIMITED, ATLANTA AGENCY
$20,000,000

                                      By: /s/ MASAYUKI FUKUSHIMA
                                          ----------------------------------
                                       Name: Masayuki Fukushima
                                       Title: Joint General Manager

                                      Lending Office:
                                      The Sumitomo Bank, Limited
                                      133 Peachtree Street
                                      Suite 3210
                                      Atlanta, Georgia 30303

                                      Wire Transfer Instructions:
                                      Morgan Guaranty Trust Co. of New York
                                      New York, New York
                                      ABA# 021 000 238
                                      Attention: The Sumitomo Bank, New York
                                      For further credit to: The Sumitomo
                                         Bank, Atlanta Agency
                                      Account No.: 819008

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


Commitment                                 COOPERATIEVE CENTRALE
18,000,000                                  RAIFFEISEN-BOERENLEENBANK,
                                            B.A., "RABOBANK NEDERLAND",
                                            NEW YORK BRANCH

                                            By:/s/ ANGELA R. REILLY
                                               ------------------------------
                                             Name: Angela R. Reilly
                                             Title:Vice President

                                            By: /s/ W. JEFFREY VOLLACK
                                               ------------------------------
                                             Name: W. Jeffrey Vollack
                                             Title Vice President, Manager


                                            Lending Office:
                                            245 Park Avenue
                                            New York, New York 10167
                                            Attn: Corporate Services Department
                                            Tel: 212-916-7800
                                            Fax: 212-818-0233

                                            Wire Transfer Instructions:
                                            Bank of New York
                                            ABA# 021000018
                                            A/C Rabobank New York
                                            A/C #802 6002533
                                            Reference: IVAX Corporation

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


Commitment                                  THE FIRST NATIONAL BANK OF BOSTON
$15,000,000

                                            By: /s/ CORNELIA W. NEWELL
                                               ------------------------------
                                             Name:Cornelia W. Newell
                                             Title: Director

                                            Lending Office:
                                            100 Federal Street
                                            MS 01-10-01
                                            Boston, Massachusetts 02110

                                            Wire Transfer Instructions:
                                            The First National Bank of Boston
                                            Boston, Massachusetts 02110
                                            ABA# 011-000-390
                                            Attention: Commercial Loan Services
                                                       Samuel Zuvekas
                                            Reference: IVAX Corporation

Commitment                                  NATIONAL WESTMINSTER BANK PLC,
$15,000,000                                 NEW YORK BRANCH AND
                                            NATIONAL WESTMINSTER
                                            BANK PLC, NASSAU BRANCH

                                            By:/s/ PETER STRINGER
                                               -------------------------------
                                             Name: Peter Stringer
                                             Title: Senior Vice President

                                            Lending Office:

                                            NATIONAL WESTMINISTER BANK PLC-
                                             NASSAU BRANCH
                                            175 WATER STREET
                                            NEW YORK, NY  10038 19TH FLOOR
                                            ---------------------------------

                                            Wire Transfer Instructions:

                                            NATWEST BANK PLC
                                            NEW YORK, NY
                                            ABA# 026002749
                                            Reference:  IVAX Corporation
                                            Attention:  Margaret Beardsley
                                            Account No.: 8906815

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



Commitment                                  WACHOVIA BANK OF GEORGIA, N.A.
$15,000,000

                                            By: /s/ LEO L. BALTZ
                                               --------------------------------
                                             Name: Leo L. Baltz
                                             Title: Vice President

                                            Lending Office:
                                            191 Peachtree Street
                                            Atlanta, Georgia 30303

                                            Wire Transfer Instructions:

                                            Wachovia Bank of Georgia, N.A.

                                            Atlanta, Georgia 30303

                                            ABA# 061000010

                                            Reference: IVAX Corporation
                                            Attention: Karen Mathews
                                            Account No.: 18 800 621

                                       122